UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONG TERM CARE OPERATIONS 360, INC.
(Exact name of Registrant as specified in its charter)

Nevada	8059	42-2578051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

5522 New Peachtree Rd., Suite 122

Chamblee, GA 30341

Telephone: (833) LTC-0360

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880, Reno, NV 89501

Telephone: (775) 322-0626

(Name, Address, and Telephone Number for Agent of Service)

Copies to:

BRUNSON CHANDLER & JONES, PLLC

Walker Center

175 S. Main Street, Suite 1410, Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.

Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (LONG TERM CARE OPERATIONS 360, INC.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2022

Long Term Care Operations 360, Inc.

10,000,000 Shares of Common Stock Being Offered by the Company in the Primary Offering at $1.00/share

1,100,000 Shares of Common Stock Being Offered by the Selling Security Holders in the Secondary Offering

This prospectus relates to the sale of 10,000,000 shares of common stock, par value $0.0001, of Long Term Care Operations 360, Inc. (referred to herein as the “Company” or “Long Term Care Operations 360”), by the Company on a best efforts basis (the “Primary Offering”) at a public offering price of $1.00 per share. The Primary Offering terminates 12 months after commencement on _____________, 2023. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, Sameer Shah. The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain continued operations, or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 1,100,000 shares of common stock being registered by twelve Selling Security Holders (the “Secondary Offering”), consisting of 1,100,000 issued and outstanding shares of Common Stock held by the Selling Security Holders. The Selling Security Holders will be offering their shares of common stock at a price of $1.00 per share until the Company’s shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this Secondary Offering makes it less likely that the Company will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. For more information regarding the Selling Security Holders, see the section titled “Selling Security Holders” herein.

The Company’s officers and directors as a group owned approximately 86.6% of the Company’s issued and outstanding stock prior to the Primary Offering, and they will still own a significant majority of the Company’s common stock after completion of the Primary Offering. Assuming 50%, 75%, or 100% of the Primary Offering is sold (and that none of the Secondary Offering shares are sold), the Company’s officers and directors will still as a group own approximately 79.9%, 76.9%, or 74.2% of the Company’s issued and outstanding stock (and voting power), respectively, and will still be able to control the Company.

One of the Selling Security Holders is the PBDI Trust, which is beneficially owned by Sameer Shah, our CEO, President and Chairman of the Board of Directors, and PBDI Trust has shares registered for resale in the Secondary Offering. Mr. Shah, who is conducting the Primary Offering for the Company, has orally agreed (i) to not sell any of his trust’s shares to any investors indicating interest in the Primary Offering until the Primary Offering is closed, (ii) until the Primary Offering is closed, to direct all investors indicating interest in purchasing shares of the Company to purchase shares in the Primary Offering and to not refer them to purchase Selling Security Holder shares in the Secondary Offering, and (iii) to not act on behalf of any of the Selling Security Holders other than the PBDI Trust with respect to selling shares in the Secondary Offering. However, there is still a potential conflict of interest between the Primary Offering and Secondary Offering since Mr. Shah is conducting the Primary Offering and some of his trust’s shares are registered for resale in the Secondary Offering.

Our common stock is quoted on the OTC Link LLC alternative trading system (“OTC Link”), operated by OTC Markets Group, Inc., under the symbol “LTCO”. As of September 12, 2022, the last reported sale price for our common stock was $131.25 per share on or about November 11, 2020, as reported by OTCMarkets.com. Prior to this offering, there has been a limited market for our securities, and our common stock has not traded since November 11, 2020. While our common stock is quoted on the OTC Link, there has been negligible trading volume. There is no guarantee that an active trading market for our common stock will develop. We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2022.

i

1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Long Term Care Operations 360, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Long Term Care Operations 360, Inc. (the “Company” or “Long Term Care Operations 360”), formerly known as Bella Costa Designs Inc. and China Crawfish, Ltd., was incorporated in the State of Nevada on September 15, 2014. The Company ceased its prior operations in Latin America and China and was inactive and had nominal operations from March of 2019 to March of 2020, when the District Court for Clark County, Nevada, appointed a custodian for the Company.

On September 21, 2020, a change of control occurred and new officers and directors of the Company were appointed, and on November 24, 2020, the Company acquired (the “Acquisition”) all the assets of Prudent Senior Services of America, Inc, a Georgia corporation (the “Seller”), including each of its five subsidiaries, Prudent Senior Services of Georgia, Inc, a Georgia corporation; Nemicare, Inc, a Georgia corporation; Golden Sun NEMT, LLC, a Georgia limited liability company; Golden Sun Health Services, Corp, a Georgia corporation; and AHSTY NEMT Inc, a Georgia corporation. In consideration of the Acquisition, the Company issued 52,350,000 shares of Company common stock to the Seller’s shareholders, and after the Acquisition, the Company had outstanding approximately 59,567,431 shares of Company common stock.

From approximately February of 2018 through September 21, 2020, the Company’s business plan was focused on developing a crawfish production, distribution and restaurant business, and in connection with the Acquisition, the Company modified its business plan to instead focus on providing adult care services in a facility setting, skilled and unskilled nursing services in a home health setting, providing non-emergency medical and adult care transportation services, and providing technology solutions to senior care facilities, and the Company is now engaged in those senior care businesses.

Where You Can Find Us

The mailing address is currently 5522 New Peachtree Rd., Suite 122, Chamblee, Georgia, 30341. Our telephone number is 1-833-LTC-0360.

2

Summary of the Offering

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	1,100,000 shares of common stock

Secondary Offering price:

At a price of $1.00 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions

Secondary Offering period:	From the date of this prospectus until _____, 2023

Newly issued common stock being registered pursuant to the Primary Offering:	10,000,000 shares of common stock

Primary Offering price:	$1.00 per share

Primary Offering period:	From the date of this prospectus until _____, 2023

Number of shares outstanding after the offering:	69,567,431 shares of common stock

Market for the common stock:

Our common stock is quoted on the OTC Link alternative trading system under the symbol “LTCO”. As of September 12, 2022, the last reported sale price for our common stock was $131.25 per share in November of 2020. Prior to this offering, there has been a limited market for our securities. While our common stock is quoted on the OTC Link, there has been negligible trading volume.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing shares in this offering.

One of the Selling Security Holders in the Secondary Offering is the PBDI Trust, which is beneficially owned by Sameer Shah, our CEO, President and Chairman of the Board of Directors. Mr. Shah, who is conducting the Primary Offering for the Company, has orally agreed (i) to not sell any of his trust’s shares to any investors indicating interest in the Primary Offering until the Primary Offering is closed, (ii) until the Primary Offering is closed, to direct all investors indicating interest in purchasing shares of the Company to purchase shares in the Primary Offering and to not refer them to purchase Selling Security Holder shares in the Secondary Offering, and (iii) to not act on behalf of any of the Selling Security Holders other than the PBDI Trust with respect to selling shares in the Secondary Offering. However, there is still a potential conflict of interest between the Primary Offering and Secondary Offering since Mr. Shah is conducting the Primary Offering and some of his trust’s shares are registered for resale in the Secondary Offering.

Use of proceeds:

We estimate that we will receive approximately $10,000,000 in gross proceeds if we sell all of the shares in the Primary Offering, and we will receive estimated net proceeds (after paying offering expenses) of approximately $9,964,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Long Term Care Operations 360, Inc. 5522 New Peachtree Rd., Suite 122 Chamblee, GA 30341

3

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to our Financial Condition and Capital Requirements

We have experienced recurring losses from operations and negative cash flows from operating activities.

We have historically experienced recurring losses from operations and negative cash flows from operating activities. While we had net income for the fiscal year ended October 31, 2021, we had a net loss from operations of $126,591 as well as cash used in operating activities of $10,126 during 2021 and we incurred a net loss of approximately $471,758 for the fiscal year ended October 31, 2020.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses have had, an adverse effect on our financial condition. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is critical that we meet our revenue goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

We may need additional financing in the future, which may not be available when needed or may be costly and we may need additional capital to fund our operations and capital expenditure plans, to pursue expansion of our healthcare services, and to pursue any development, investment and acquisition opportunities, and we may not be able to obtain it on terms acceptable to us, or at all.

Execution on our strategy, completing our capital expenditure plans, pursuing expansion of our healthcare services to residents and seniors living outside our communities, and pursuing any other development, investment and acquisition opportunities that we may identify may require additional capital. Financing may not be available to us or may be available to us only on terms that are not favorable. In addition, certain of our outstanding indebtedness and long-term leases restrict, among other things, our ability to incur additional debt. If we are unable to raise additional funds or obtain them on terms acceptable to us, we may have to delay or abandon some or all of our plans or opportunities. Further, if additional funds are raised through the issuance of additional equity securities, the percentage ownership of our stockholders would be diluted. Any newly issued equity securities may have rights, preferences or privileges senior to those of our common stock.

4

If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended October 31, 2021 and 2020, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended October 31, 2021 and 2020, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, we have experienced recurring losses from operations and negative cash flows from operating activities. These prior losses have had an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We have a limited operating history.

The Company, while incorporated in 2014, began carrying on its current senior care business in late 2018. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources. There is no assurance that we will be successful in achieving a return on shareholders’ investment.

We may incur significant debt to finance our operations.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct our business.

Risk Factors Relating to Our Business and Industry

Under our Medicaid contracts, we assume all of the risk that the cost of providing services will exceed our compensation.

Over 92% of the revenue of our operational subsidiary acquired in November 2020, for each of the fiscal years ended October 31, 2021 and 2020, is derived from capitation agreements with government payors in which we receive fixed-price-per-participating-member-per-month (“PMPM”) fees. While there are variations in payment specific to each agreement, we generally contract with government payors to receive a fixed per member, per month fee to provide transportation, meals and daycare services a participant may require while assuming financial responsibility for the totality of our participants’ daycare expenses. This type of contract is often referred to as an “at-risk” or a “capitation” contract. To the extent that our participants require more care than is anticipated and/or the cost of care increases, aggregate fixed capitated payments may be insufficient to cover the costs associated with treatment.

Additionally, there is no contractual mechanism that permits us to increase capitation payment PMPM fee rates, although we do receive rate increases at the discretion of the United States government. For example, in the last 12 months, we received a PMPM fee rate increase of approximately 5%. However, such rate increases are not guaranteed and may not occur. If medical costs and expenses exceed the underlying capitation payments we receive, we may not be able to reduce our costs of providing the associated services, and we could suffer losses with respect to such agreements.

5

Our revenues and operations are dependent upon a limited number of government payors, particularly Medicaid.

Our operations are dependent on a limited number of government payors, particularly Medicaid, with whom we directly contract to provide services to participants. For at least the next fiscal quarter, a majority of our revenues will continue to be derived primarily from Medicaid payments through the State of Georgia, which may terminate their contracts with us upon the occurrence of certain events. The sudden loss of our government contracts or the renegotiation of our contracts could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with government payors in respect of the services we provide and the terms of our agreements. As the State of Georgia responds to market dynamics and financial pressures, and as Georgia and other government payors make strategic budgetary decisions in respect of the programs in which they participate, government payors may seek to renegotiate or terminate their agreements with us. Any reduction in the governmental budgetary appropriations to pay for our services, whether as a result of fiscal constraints due to recession, emergency situations such as the COVID-19 pandemic, changes in policy or otherwise, could result in a reduction in our capitated fee payments and possibly loss of contracts. These discussions could result in reductions to the fees and changes to the scope of services contemplated by our original contract and consequently could negatively impact our revenues, business and prospects.

Because we rely on state Medicaid agencies for a significant portion of our current revenues, we depend on federal funding, as well as the financial condition of the State of Georgia. Government-funded daycare programs face a number of risks, including higher than expected health care costs and lack of predictability of tax basis and budget needs. If the financial condition of the State of Georgia declines, our credit risk could increase.

Reductions in Medicaid reimbursement rates or changes in the rules governing Medicaid programs could have a material adverse effect on our financial condition and results of operations.

We currently derive a majority of our revenues through the Medicaid program, which accounted for over 92% of operational subsidiary’s revenues for the fiscal years ended October 31, 2021 and 2020. As a result, our operations are dependent on government funding levels for Medicaid programs. Any changes that limit or reduce general Medicaid funding, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits, services or treatments under programs without adequate funding, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Medicaid programs and their respective reimbursement rates, payment structures and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the Medicaid at which we are compensated for our services. Budget pressures can lead federal and state governments to reduce or place limits on reimbursement rates and payment structures under Medicaid. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins. We cannot predict what deficit reduction, other payment reduction or budget enforcement initiatives may be proposed by Congress, whether Congress will attempt to restructure or suspend sequestration or the impact sequestration, other payment reductions or budget enforcement initiatives may have on our business.

Reductions in reimbursement rates could have a material, adverse effect on our financial condition and results of operations or even result in rates that are insufficient to cover our operating expenses. For example, our external provider costs are driven by rates set by Medicaid, which are outside of our control and may be negotiated in a manner unfavorable to us. Additionally, any delay or default by state governments in funding our capitated payments could materially and adversely affect our business, financial condition and results of operations.

Recent legislative, judicial and executive efforts to enact further healthcare reform legislation have caused the future state of reforms under the Affordable Care Act (the “ACA”) and many core aspects of the current U.S. healthcare system to be unclear. While specific changes and their timing are not yet apparent, enacted reforms and future legislative, regulatory, judicial, or executive changes, particularly any changes to the Medicaid program, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

6

Non-renewal or termination of capitation agreements with government payors could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Under most of our capitation agreements with government payors, the state is generally permitted to adjust certain terms of the agreements from time to time. If a government payor exercises its right to adjust certain terms of the agreements, we are generally allowed a period of time to object to such adjustment. If we enter into capitation contracts with unfavorable economic terms, or a capitation contract is adjusted to include unfavorable terms, we could suffer losses with respect to such contract. In addition, some states in which we operate undergo periodic reconciliations with respect to enrollments that present a risk to our business, results of operations, financial condition and cash flows.

Our contracts with government payors may be terminated to the extent that state or federal funds are not appropriated at sufficient levels to fund our Medicaid contracts or Medicaid programs in general. Government payors may terminate, suspend or cancel our contracts, in whole or in part, for cause in the event of our noncompliance with the terms, conditions or responsibilities under the contracts, or if we are debarred or suspended from providing services by state or federal government authorities. If any of our contracts with government payors are terminated or if the government payors seek to renegotiate their contract rates with us, we may suffer a significant loss of revenue, which may adversely affect our operating results.

The impact of ongoing healthcare reform efforts on our business cannot accurately be predicted.

The healthcare industry in the United States is subject to fundamental changes due to ongoing healthcare reform efforts and related political, economic and regulatory influences. Notably, the Affordable Care Act resulted in expanded healthcare coverage to millions of previously uninsured people beginning in 2014 and has resulted in significant changes to the United States healthcare system. To help fund this expansion, the Affordable Care Act outlines certain reductions for Medicare reimbursed services, including skilled nursing, home health, hospice and outpatient therapy services, as well as certain other changes to Medicare payment methodologies. This comprehensive healthcare legislation has resulted and will continue to result in extensive rulemaking by regulatory authorities, and also may be altered, amended, repealed or replaced. It is difficult to predict the full impact of the Affordable Care Act due to the complexity of the law and implementing regulations, as well our inability to foresee how CMS and other participants in the healthcare industry will respond to the choices available to them under the law. We also cannot accurately predict whether any new or pending legislative proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our business. Similarly, while we can anticipate that some of the rulemaking that will be promulgated by regulatory authorities will affect us and the manner in which we are reimbursed by the federal reimbursement programs, we cannot accurately predict today the impact of those regulations on our business. The provisions of the legislation and other regulations implementing the provisions of the Affordable Care Act or any amended or replacement legislation may increase our costs, adversely affect our revenues, expose us to expanded liability or require us to revise the ways in which we conduct our business.

In addition to its impact on the delivery and payment for healthcare, the Affordable Care Act and the implementing regulations have resulted and may continue to result in increases to our costs to provide healthcare benefits to our employees. We also may be required to make additional employee-related changes to our business as a result of provisions in the Affordable Care Act or any amended or replacement legislation impacting the provision of health insurance by employers, which could result in additional expense and adversely affect our results of operations and cash flow.

General economic factors could adversely affect our financial performance and other aspects of our business.

General economic conditions, such as inflation, the consumer price index, commodity costs, fuel and other energy costs, costs of salaries, wages, benefits and insurance, interest rates, and tax rates, affect our facility operating, facility lease, general and administrative and other expenses, and we have no control or limited ability to control such factors. In addition, current global economic conditions and uncertainties, the potential for failures or realignments of financial institutions, and the related impact on available credit may affect us and our business partners, landlords, counterparties and residents or prospective residents in an adverse manner including, but not limited to, reducing access to liquid funds or credit, increasing the cost of credit, limiting our ability to manage interest rate risk, increasing the risk that certain of our business partners, landlords or counterparties would be unable to fulfill their obligations to us, and other impacts which we are unable to fully anticipate.

7

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the ongoing outbreak of COVID-19, could adversely affect our business.

The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods. Additionally, any future pandemic, epidemic or outbreak of an infectious disease may adversely affect our business if one of the geographies we serve is affected by the outbreak, particularly at the onset of any such outbreak before response protocols have been developed. Specifically, if our participants fall ill due to an outbreak, we may experience a high level of unexpected deaths, increased costs, and other effects, including a loss of revenue, negative publicity, litigation and inquiries from government regulators.

Adverse market conditions resulting from the spread of the virus that causes COVID-19 could materially and adversely affect our business and the value of our common stock. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, travel bans and restrictions, “shelter-in-place” orders or shutdowns, quarantines, curfews, executive orders and similar government orders and restrictions for their residents to control the spread of the virus that causes COVID-19. Such orders or restrictions have resulted in largely remote operations at our headquarters and centers, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events and have restricted the ability of our front-line outreach teams to host and attend community events, among other effects, thereby significantly impacting our operations. In addition, the COVID-19 virus disproportionately impacts older adults, especially those with chronic illnesses, which describes many of our participants.

The COVID-19 pandemic has significantly and temporarily increased demand for our telehealth and in-home offerings. The telehealth market is relatively new, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Although our pivot to telehealth services has been a useful tool for providing remote care during the COVID-19 pandemic, the COVID-19 pandemic has limited our ability to provide in-person care. If our participants do not perceive the benefits of telehealth services, or if our services are not competitive, it could have a material adverse effect on our business, financial condition or results of operations. Similarly, individual and healthcare industry concerns or negative publicity regarding participant confidentiality and privacy in the context of telehealth could limit market acceptance of such healthcare services. In addition, some of our participants may lack access to telehealth devices, such as cell phones and/or computers, or may be unable to use the telehealth technology on their own. Because some of our participants may not be comfortable with a team member coming to their home to deliver face-to-face care or entering with a device to assist with using our telehealth services, participants may be reluctant to seek necessary care given their inability to use telehealth services, coupled with preference to stay at home due to the risks of the COVID-19 pandemic. This could have the effect of deferring healthcare costs that we will need to incur at later periods and may also affect the health of participants who defer treatment, which may cause our costs to increase in the future. Further, as a result of the COVID-19 pandemic, we may experience slowed growth or a decline in new participants.

Due to the COVID-19 pandemic, we may not be able to document the health conditions of our participants as completely as we have in the past. Medicaid pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual participant. Participants with higher RAF scores necessitate larger capitated payments, and those with lower RAF scores necessitate smaller capitated payments. Medicaid requires that a participant’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a participant, but Medicaid is now allowing documentation of conditions identified during qualifying telehealth visits with participants. However, given the disruption caused by the COVID-19 pandemic and the limitations relating to assessing the health needs of our participants through telehealth services described above, it is unclear whether we will be able to document the health conditions of our participants as comprehensively as we have historically, which may adversely impact our revenue in future periods.

We expect increased COVID-19 related expenses to continue, which continuation would have a material adverse effect on our business, results of operations, financial condition and cash flows. The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic, including responses to state budget shortfalls; the impact on our participants and enrollment; the availability, effectiveness and receipt of vaccines by our participants and our employees; the impact on participant, industry or employee events; and the effect on our supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

8

Delays in obtaining regulatory approvals could hinder our plans to continue to expand our healthcare services, which could negatively impact our anticipated revenues, results of operations and cash flow.

We plan to continue to expand our healthcare services to additional residents and seniors living outside of our communities. In the current environment, it is difficult to obtain certain required regulatory approvals. Delays in obtaining required regulatory approvals could impede our ability to expand such services in accordance with our plans, which could negatively impact our anticipated revenues, results of operations and cash flow.

The geographic concentration of our communities could leave us vulnerable to an economic downturn, regulatory changes or acts of nature in those areas, which could negatively impact our revenues, results of operations and cash flow.

We currently operate in the State of Georgia. As a result of this concentration, the conditions of local economies and real estate markets, changes in governmental rules and regulations, particularly with respect to assisted living and memory care communities, acts of nature and other factors that may result in a decrease in demand for senior living services in these states could have an adverse effect on our revenues, results of operations and cash flow. In addition, given the location of our communities, we are particularly susceptible to revenue loss, cost increase or damage caused by severe weather conditions or natural disasters such as hurricanes, wildfires, earthquakes or tornados. Any significant loss due to a natural disaster may not be covered by insurance and may lead to an increase in the cost of insurance.

If we are unable to attract new participants, our revenue growth will be adversely affected.

To increase our revenue, our business strategy is to expand the number of centers and participants in our network. In order to support such growth, we must continue to recruit and retain a sufficient number of new participants both within our existing centers and in new centers. Our ability to do so depends in large part on the success of our sales and marketing efforts, which are subject to various federal and state laws and regulations that impact marketing. If potential or existing participants prefer another daycare provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends on our ability to attract new participants. Participant enrollment for Medicaid is ongoing each month and require the state of Georgia to verify eligibility, a process which can result in delays in enrollment. Our inability to identify and recruit new eligible participants and retain existing participants would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.

Our execution of our strategy may not be successful, and initiatives undertaken to execute on our strategic priorities may adversely affect our business, financial condition, results of operations, cash flow and the price of our common stock.

The success of our strategy depends on our ability to successfully identify and implement initiatives to execute on our strategic priorities, as well as factors outside of our control. Such initiatives may not be successful in achieving our expectations or may require more time and resources than expected to implement. There can be no assurance that our strategy or initiatives undertaken to execute on our strategic priorities will be successful and, as a result, such initiatives may adversely affect our business, financial condition, results of operations, cash flow and the price of our common stock.

9

Significant legal actions and liability claims against us could subject us to increased operating costs and substantial uninsured liabilities, which may adversely affect our financial condition and results of operations.

We have not been and are currently not involved in litigation and claims. We maintain general liability and professional liability insurance policies in amounts and with coverage and deductibles we believe are adequate, based on the nature and risks of our business, historical experience and industry standards. Our current policies are written on a claims-made basis and provide for deductibles for each claim. Accordingly, we are, in effect, self-insured for claims that are less than the deductible amounts and for claims or portions of claims that are not covered by such policies. If we experience a greater number of losses than we anticipate, or if certain claims are not ultimately covered by insurance, our results of operations and financial condition could be adversely affected.

The senior living and healthcare services businesses entail an inherent risk of liability, particularly given the demographics of our residents and patients, including age and health, and the services we provide. In recent years, other participants in our industry, have been subject to an increasing number of claims and lawsuits alleging that our services have resulted in resident injury or other adverse effects. Many of these lawsuits involve large damage claims and significant legal costs. Many states continue to consider tort reform and how it will apply to the senior living industry. We may continue to be faced with the threat of large jury verdicts in jurisdictions that do not find favor with large senior living or healthcare providers.

If a successful claim is made against us and it is not covered by our insurance or exceeds the policy limits, our financial condition and results of operations could be materially and adversely affected. In some states, state law may prohibit or limit insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation. As a result, we may be liable for punitive damage awards in these states that either are not covered or are in excess of our insurance policy limits. Also, our insurance policies’ deductibles, or self-insured retention, are accrued based on an actuarial projection of future liabilities. If these projections are inaccurate and if there is an unexpectedly large number of successful claims that result in liabilities in excess of our self-insured retention, our operating results could be negatively affected. Claims against us, regardless of their merit or eventual outcome, also could have a material adverse effect on our ability to attract residents or expand our business and could require our management to devote time to matters unrelated to the day-to-day operation of our business. We also have to renew our policies every year and negotiate acceptable terms for coverage, exposing us to the volatility of the insurance markets, including the possibility of rate increases. There can be no assurance that we will be able to obtain liability insurance in the future or, if available, that such coverage will be available on acceptable terms.

We face periodic and routine reviews, audits and investigations by government agencies, and any adverse findings could negatively impact our business, financial condition, results of operations and cash flow.

The senior living and healthcare industries are continuously subject to scrutiny by governmental regulators, which could result in reviews, audits, investigations, enforcement actions or litigation related to regulatory compliance matters. In addition, we are subject to various government reviews, audits and investigations to verify our compliance with Medicaid programs and other applicable laws and regulations. Medicaid has engaged a number of third-party firms, including Recovery Audit Contractors (RAC), Zone Program Integrity Contractors (ZPIC), and Unified Program Integrity Contractors (UPIC), to conduct extensive reviews of claims data to evaluate the appropriateness of billings submitted for payment. Audit contractors may identify overpayments based on coverage requirements, billing and coding rules or other risk areas. In addition to identifying overpayments, audit contractors can refer suspected violations of law to government enforcement authorities. An adverse determination of government reviews, audits and investigations may result in citations, sanctions and other criminal or civil fines and penalties, the refund of overpayments, payment suspensions, termination of participation in Medicare and Medicaid programs, and/or damage to the Company’s business reputation. Our costs to respond to and defend any such audits, reviews and investigations may be significant and are likely to increase in the current enforcement environment, and any resulting sanctions or criminal, civil or regulatory penalties could have a material adverse effect on our business, financial condition, results of operations and cash flow.

The cost and difficulty of complying with increasing and evolving regulation and enforcement could have an adverse effect on our business, results of operations and cash flow.

The regulatory environment surrounding the senior living industry continues to evolve and intensify in the amount and type of laws and regulations affecting it, many of which vary from state to state. In addition, many senior living communities are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities. In several of the states there are different levels of care that can be provided based on the level of licensure. In addition, in several of the states in which we operate or intend to operate, assisted living and memory care communities, home health and hospice agencies and/or skilled nursing facilities require a certificate of need before the community or agency can be opened or the services at an existing community can be expanded. These requirements, and the increased enforcement thereof, could affect our ability to expand into new markets, to expand our services and communities in existing markets and, if any of our presently licensed communities were to operate outside of its licensing authority, may subject us to penalties including closure of the community.

10

Federal, state and local officials are increasingly focusing their efforts on enforcement of these laws and regulations. This is particularly true for large for-profit, multi-community providers like us. Future regulatory developments as well as mandatory increases in the scope and severity of deficiencies determined by survey or inspection officials could cause our operations to suffer. We are unable to predict the future course of federal, state and local legislation or regulation. If regulatory requirements increase, whether through enactment of new laws or regulations or changes in the enforcement of existing rules, our business, results of operations and cash flow could be adversely affected.

The intensified regulatory and enforcement environment impacts providers like us because of the increase in the number of inspections or surveys by governmental authorities and consequent citations for failure to comply with regulatory requirements. We also expend considerable resources to respond to federal and state investigations or other enforcement action. From time to time in the ordinary course of business, we receive deficiency reports from state and federal regulatory bodies resulting from such inspections or surveys. Although most inspection deficiencies are resolved through a plan of corrective action, the reviewing agency may have the authority to take further action against a licensed or certified facility, which could result in the imposition of fines, imposition of a provisional or conditional license, suspension or revocation of a license, suspension or denial of admissions, loss of certification as a provider under federal reimbursement programs or imposition of other sanctions, including criminal penalties. Furthermore, certain states may allow citations in one community to impact other communities in the state. Revocation of a license at a given community could therefore impact our ability to obtain new licenses or to renew existing licenses at other communities, which may also cause us to default under our debt and lease documents and/or trigger cross-defaults. The failure to comply with applicable legal and regulatory requirements could result in a material adverse effect to our business as a whole.

There are various extremely complex federal and state laws governing a wide array of referral relationships and arrangements and prohibiting fraud by healthcare providers, including those in the senior living industry, and governmental agencies are devoting increasing attention and resources to such anti-fraud initiatives. Some examples are the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the Balanced Budget Act of 1997, and the False Claims Act, which gives private individuals the ability to bring an action on behalf of the federal government. The violation of any of these laws or regulations may result in the imposition of fines or other penalties that could increase our costs and otherwise jeopardize our business. Under the Deficit Reduction Act of 2005, or DRA 2005, every entity that receives at least $5.0 million annually in Medicaid payments must have established written policies for all employees, contractors or agents, providing detailed information about false claims, false statements and whistleblower protections under certain federal laws, including the federal False Claims Act, and similar state laws. Failure to comply with this compliance requirement may potentially give rise to potential liability. DRA 2005 also creates an incentive for states to enact false claims laws that are comparable to the federal False Claims Act.

Additionally, since we provide services and operate communities that participate in federal and/or state healthcare reimbursement programs, we are subject to federal and state laws that prohibit anyone from presenting, or causing to be presented, claims for reimbursement which are false, fraudulent or are for items or services that were not provided as claimed. Similar state laws vary from state to state. Violation of any of these laws can result in loss of licensure, citations, sanctions and other criminal or civil fines and penalties, the refund of overpayments, payment suspensions, or termination of participation in Medicare and Medicaid programs, which may also cause us to default under our debt and lease documents and/or trigger cross-defaults.

We are also subject to certain federal and state laws that regulate financial arrangements by healthcare providers, such as the Federal Anti-Kickback Law, the Stark laws and certain state referral laws. Authorities have interpreted the Federal Anti-Kickback Law very broadly to apply to many practices and relationships between healthcare providers and sources of patient referral. If we were to violate the Federal Anti-Kickback Law, we may face criminal penalties and civil sanctions, including fines and possible exclusion from government reimbursement programs, which may also cause us to default under our debt and lease documents and/or trigger cross-defaults. Adverse consequences may also result if we violate federal Stark laws related to certain Medicare and Medicaid physician referrals. While we endeavor to comply with all laws that regulate the licensure and operation of our business, it is difficult to predict how our revenues could be affected if we were subject to an action alleging such violations.

11

If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and participant satisfaction or adequately address competitive challenges.

We may experience, rapid growth and organizational change, which will place significant demands on our management and our operational and financial resources. Our organizational structure may become more complex as we expand our operational, financial and management controls, as well as our reporting systems and procedures as a public company. We may require significant capital expenditures and the allocation of valuable management resources to grow and evolve in these areas. We must effectively increase our headcount, ensure our personnel have the necessary licenses and competencies and continue to effectively train and manage our employees. We will be unable to manage our business effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. If we fail to effectively manage our anticipated growth and change or fail to ensure that the level of care and services provided by our employees complies with regulatory and contractual requirements, the quality of our services may suffer, which could negatively affect our brand and reputation, harm our ability to attract and retain participants and employees and lead to the need for corrective actions.

In addition, as we expand our business, it is important that we continue to maintain high levels of patient service and satisfaction. As our participant base continues to grow, we will need to expand our services and personnel to provide personalized participant care. If we are not able to continue to provide high quality healthcare that meets Medicaid requirements and generates high levels of participant satisfaction, our reputation, as well as our business, results of operations and financial condition would be adversely affected.

The adult daycare/healthcare industry is highly competitive.

We compete directly with national, regional and local providers of adult daycare and operators of healthcare facilities. We also compete directly with payors and other alternate managed care programs for participants. There are many other companies and individuals currently providing daycare and healthcare services, many of which have been in business longer and/or have substantially more resources than us. Given the regulatory environment, there may be high barriers to entry for Medicare providers; however, since there are relatively modest capital expenditures required for providing daycare and healthcare services, there are less substantial financial barriers to entry in the daycare and healthcare industry generally. Other companies could enter the daycare and healthcare industry in the future and divert some or all of our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of payors who run competitive programs in the local market, our local reputation for quality participant care, the commitment and expertise of our medical staff or contracted health care providers, our local service offerings and community programs, the cost of care in each locality, and the physical appearance, location and condition of our centers. If we are unable to attract participants to our centers our revenue and profitability will be adversely affected. Some of our competitors may have greater brand recognition and be more established in their respective communities than us, and they may have greater financial and other resources than we have. Further, our current or potential competitors may be acquired by third parties with greater available resources. Competing providers may also offer different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current participants, potential participants and referral sources. Furthermore, while we budget for routine capital expenditures at our centers to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future, our financial condition may be negatively affected. areas. As we expand into new geographies, we may encounter competitors with stronger local community relationships or brand recognition, which could give those competitors an advantage in attracting new participants. Individual physicians, physician groups and companies in other daycare and healthcare industry segments, some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on our business operations and financial position.

12

Our presence is currently limited to Georgia and we may not be able to successfully establish a presence in new geographic markets.

We currently operate in Georgia. As a result, our exposure to many of the risks described herein are not mitigated by a diversification of geographic focus. To continue to expand our operations to other regions of the United States, we will have to devote resources to identifying and exploring such perceived opportunities. Thereafter, we will have to, among other things, recruit and retain qualified personnel, acquire necessary operational licenses and governmental approvals, develop new centers and establish new relationships or contracts with healthcare and service providers. In addition, we will be required to comply with laws and regulations of states that may differ from the ones in which we currently operate, and we could face competitors with greater knowledge of such local markets. We anticipate that further geographic expansion will require us to make a substantial investment of management time, capital and/or other resources. There can be no assurance that we will be able to continue to successfully expand our operations in any new geographic markets.

Our overall business results may suffer from an economic downturn.

During periods of high unemployment, including as a result of the COVID-19 pandemic, governmental entities often experience budget deficits as a result of increased costs and lower than expected tax collections. These budget deficits at federal, state and local government entities have decreased, and may continue to decrease, spending for health and human service programs, including Medicaid, and similar programs, which represent nearly all of the payor sources for our adult daycare centers.

We may be subject to legal proceedings, enforcement actions and litigation, malpractice and privacy disputes, which are costly to defend and could materially harm our business and results of operations.

We may be party to lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, requests for information, audits and investigations regarding care and services provided to participants, the False Claims Act (FCA), data privacy, security, labor and employment, consumer protection or intellectual property. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties, fines and sanctions. In the event of compliance issues, sanctions could include civil monetary penalties, corrective action plans, monitoring, contract termination or Medicaid agencies suspending or restricting enrollment with us, which could negatively impact our geographical expansion and revenue growth. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, regulatory inquiries, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.

The results of regulatory proceedings, investigations, inquiries, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition, results of operations and the market price of our common stock.

13

We also may be subject to lawsuits under the FCA and comparable state laws for submitting allegedly fraudulent, inadequately supported or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by government authorities as well as private party relators, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.

Furthermore, our business exposes us to potential medical malpractice, professional negligence or other related actions or claims that are inherent in the provision of healthcare services. The number of claims of this nature may increase on account of the impact of the COVID-19 pandemic. These claims, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and adversely affect our ability to attract and retain participants, any of which could have a material adverse effect on our business, financial condition and results of operations.

Although we maintain third-party professional liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies. Even if any professional liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which we are responsible. Professional liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, any professional liability claim brought against us, with or without merit, could result in an increase of our professional liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all. If our costs of insurance and claims increase, then our earnings could decline.

Our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our participants, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware or software failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain significant inaccuracies. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our participants and providers and hinder our ability to provide services, retain and attract participants, manage our participant risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate participant needs and expectations, enhance the participant experience, act as a differentiator in the market and protect against cybersecurity risks and threats. Our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver technology systems that support our business processes in a cost-efficient and resource-efficient manner, including through maintaining relationships with third-party providers of technology. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater participant engagement in health care require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. Our failure to effectively invest in and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

14

A failure to accurately estimate incurred but not reported medical expenses or the risk scores of our participants could adversely affect our results of operations.

External provider costs include estimates of future medical claims that have been incurred by the participant but for which the provider has not yet billed. These claim estimates are made utilizing actuarial methods and are continually evaluated and adjusted by management, based upon our historical claims experience and other factors, including an independent assessment by a nationally recognized actuarial firm. Positive or negative adjustments, if necessary, are made when the assumptions used to determine our claims liability change and when actual claim costs are ultimately determined.

Due to certain uncertainties associated with the factors used in these estimates and changes in the patterns and rates of medical utilization, materially different amounts could be reported in our financial statements for a particular period under different conditions or using different, but still reasonable, assumptions. It is possible that our estimates of this type of claim may be excessive or inadequate in the future and we may be obligated to repay certain amounts to Medicaid. In such event, our results of operations could be adversely impacted. Further, the inability to estimate these claims accurately may also affect our ability to take timely corrective actions, further exacerbating the extent of any adverse effect on our results of operations.

In addition, our operational and financial results will experience some variability depending upon the time of year in which they are measured. For example, during the winter month participation of our clients typically declines due to illness or other personal reasons of our members.

State and federal efforts to reduce healthcare spending could adversely affect our financial condition and results of operations.

Most of our participants are qualified for coverage under Medicaid and nearly all our revenue is derived from government payors. Medicaid is a joint federal and state funded program for healthcare services for the low income as well as certain higher-income individuals who qualify for nursing home level of care. Under broad federal criteria, states establish rules for eligibility, services and payment. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. Due to budget constraints, including those resulting from the COVID-19 pandemic, we may experience negative Medicaid capitated rate payment pressure from the state of Georgia where we operate.

In addition, as part of past attempts to repeal, replace or modify the ACA and as a means to reduce the federal budget deficit, there have in recent years been congressional efforts to move Medicaid from an open-ended program with coverage and benefits set by the federal government to one in which states receive a fixed amount of federal funds, either through block grants or per capita caps, and have more flexibility to determine benefits, eligibility or provider payments. If those changes are implemented, we cannot predict whether the amount of fixed federal funding to the states will be based on current payment amounts, or if it will be based on lower payment amounts, which would negatively impact those states that expanded their Medicaid programs in response to the ACA. We expect state and federal efforts to reduce healthcare spending to continue for the foreseeable future.

Increased competition for, or a shortage of, personnel, and wage pressures resulting from increased competition, low unemployment levels, minimum wage increases, changes in overtime laws, and union activity may have an adverse effect on our business, results of operations and cash flow.

Our success depends on our ability to retain and attract qualified management and other personnel who are responsible for the day-to-day operations of each of our communities. Each community has an Executive Director responsible for the overall day-to-day operations of the community, including quality of care and service, social services and financial performance. Depending upon the size of the community, each Executive Director is supported by key leaders, a Health and Wellness Director (or nursing director) and/or a Sales Director. The Health and Wellness Director or nursing director is directly responsible for day-to-day care of residents. The Sales Director oversees the community’s sales, marketing and community outreach programs. Other key positions supporting each community may include individuals responsible for food service, healthcare services, activities, housekeeping, and maintenance.

15

We compete with various healthcare service providers, other senior living providers and hospitality and food services companies in retaining and attracting qualified personnel. Increased competition for, or a shortage of, nurses, therapists or other personnel, low levels of unemployment, or general inflationary pressures have required and may require in the future that we enhance our pay and benefits package to compete effectively for such personnel. In addition, we have experienced and may continue to experience wage pressures due to minimum wage increases mandated by state and local laws and the proposed increase to the salary thresholds for overtime exemptions under the Fair Labor Standards Act, which the Department of Labor is currently contemplating. It is unclear what rule changes the Department of Labor will adopt. If such rule changes result in higher operating costs, we may not be able to offset the added costs resulting from competitive, inflationary or regulatory pressures by increasing the rates we charge to our residents or our service charges, which would negatively impact our results of operations and cash flow.

Turnover rates of our personnel and the magnitude of the shortage of nurses, therapists or other personnel varies substantially from market to market. If we fail to attract and retain qualified personnel, our ability to conduct our business operations effectively, our overall operating results and cash flow could be harmed.

In addition, efforts by labor unions to unionize any of our community personnel could divert management attention, lead to increases in our labor costs and/or reduce our flexibility with respect to certain workplace rules. If we experience an increase in organizing activity, if onerous collective bargaining agreement terms are imposed upon us, or if we otherwise experience an increase in our staffing and labor costs, our results of operations and cash flow would be negatively affected.

Significant changes in our personnel, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, transition periods are often difficult as the new Company personnel gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Employee turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional personnel turnover, our operations, financial condition and employee morale could be negatively impacted. If we are unable to attract and retain qualified management and sales personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

The transition of management or unexpected departure of our key officers could harm our business.

We are dependent on the efforts of our senior management, including Sameer Shah, our CEO, and Wooiyi Yin, our CFO. The transition of management, the unforeseen loss or limited availability of the services of any of our executive leaders, or our inability to recruit and retain qualified personnel in the future, could, at least temporarily, have an adverse effect on our business, results of operations and financial condition and be negatively perceived in the capital markets.

Competition for healthcare staff, and other personnel or other factors could increase our labor costs and adversely affect our revenue, profitability and cash flows.

Our operations are dependent on the efforts, abilities and experience of our daycare staff and other personnel. We compete with healthcare providers, primarily hospitals and other healthcare facilities, in attracting nurses and medical staff to support our centers, and recruiting and retaining qualified management and support personnel responsible for the daily operations of each of our centers. In some markets, the lack of availability of clinical personnel, such as nurses and mental health professionals, has become a significant operating issue facing all healthcare providers, which situation has been further exacerbated by the COVID-19 pandemic. This shortage may require us to continue to enhance wages and benefits to recruit and retain qualified personnel or to contract for more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled workers in each of the markets in which we operate.

16

Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

We are required to indemnify our directors and officers.

The Articles of Incorporation and Bylaws provide that we will indemnify its officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director acted in bad faith or breached his or her duty to us or our stockholders, that the officer or director acted in bad faith, or that it is more likely than not that it will ultimately be determined that the officer or director has not met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. Increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased transportation and supplier costs we incur. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

17

Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in valuation of our deferred tax assets and liabilities;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;
•	changes in availability of tax credits, tax holidays, and tax deductions;
•	changes in share-based compensation; and
•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

In December 2017, enacted legislation in the United States significantly revised the Internal Revenue Code. The enacted federal income tax law, among other things, contained significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21% beginning in 2018, limitation of the tax deduction for interest expense to 30% of adjusted earnings, limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions).

Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law remains uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge shareholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

The healthcare and hospitality industries, and particularly those companies operating in the senior care space like us, can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

Additionally, while the extent of the impact on our business and financial condition is unknown at this time, we have been negatively affected by COVID-19 and actions taken to address and limit the spread of COVID-19, such as travel restrictions, congregation limitations, and similar limitations affecting the supply of labor, demand for our facilities and services, and the movement of raw materials and finished products used in our business.

Overall, the Company does not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of third parties on which we rely.

18

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Risks Related to Our Intellectual Property

If we fail to protect our trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights in connection with our software. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trade secrets in connection with our software and IT systems, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Failure to maintain the security and functionality of our information systems, or to prevent a cybersecurity attack or breach, could adversely affect our business, reputation and relationships with our residents, patients and employees and subject us to remediation costs, government inquiries and liabilities under data and consumer protection laws, any of which could materially and adversely impact our revenues, results of operations, cash flow and liquidity.

We are dependent on the proper function and availability of our information systems, including hardware, software, applications and electronic data storage, to store, process and transmit our business information, including proprietary business information and personally identifiable information of our residents, patients and employees. Though we have taken steps to protect the cybersecurity and physical security of our information systems, there can be no assurance that our security measures and disaster recovery plan will prevent damage to, or interruption or breach of, our information systems.

Because the techniques used to obtain unauthorized access to systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, components of our information systems that we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security or functionality of our information systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud or other forms of deceiving our employees or contractors such as email phishing attacks. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our cybersecurity or to investigate and remediate any cybersecurity vulnerabilities, attacks or incidents.

19

In addition, we rely on software support of third parties to secure and maintain our information systems. Our inability, or the inability of these third parties, to continue to maintain and upgrade our information systems could disrupt or reduce the efficiency of our operations. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of our operations.

Failure to maintain the security and functionality of our information systems, or to prevent a cybersecurity attack or other unauthorized access to our information systems, could expose us to a number of adverse consequences, many of which are not insurable, including: (i) interruptions to our business, (ii) the theft, destruction, loss, misappropriation, or release of sensitive information, including proprietary business information and personally identifiable information of our residents, patients and employees, (iii) significant remediation costs; (iv) negative publicity which could damage our reputation and our relationships with our residents, patients, employees and referral sources, (v) litigation and potential liability under privacy, security and consumer protection laws or other applicable laws, and (vi) government inquiries which may result in sanctions and other criminal or civil fines or penalties. Any of the foregoing could materially and adversely impact our revenues, results of operations, cash flow and liquidity.

Security breaches, loss of data and other disruptions have in the past and could in the future compromise sensitive information related to our business or our participants, or prevent us from accessing critical information and expose us to liability, and could adversely affect our business and our reputation.

In the ordinary course of our business, we create, receive, maintain, transmit, collect, store, use, disclose, share and process (collectively, “Process”) sensitive data, including protected health information (“PHI”) and other types of personal data or personally identifiable information (collectively, “PII” and, together with PHI, “PHI/PII”) relating to our employees, participants and others. We also Process and contract with third-party service providers to Process sensitive information, including PHI/PII, confidential information and other proprietary business information. We manage and maintain PHI/PII and other sensitive data and information using our on-premise systems, and we plan to implement cloud-based computing center systems in the future. Third-party service providers that serve our participants may Process PHI/PII data either in their own on-site systems, at managed or co-located data centers, or in the cloud.

We are highly dependent on information technology networks and systems, including the internet, to securely Process PHI/PII and other sensitive data and information. Security breaches of this infrastructure, whether ours or of our third-party service providers, including physical or electronic break-ins, computer viruses, ransomware, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, have occurred in the past, and have in the past and could in the future, create system disruptions, shutdowns or unauthorized access, acquisition, use, disclosure or modifications of such data or information, and could cause PHI/PII to be accessed, acquired, used, disclosed or modified without authorization, to be made publicly available, or to be further accessed, acquired, used or disclosed.

We use third-party service providers for important aspects of the Processing of employee and participant PHI/PII and other confidential and sensitive data and information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the PHI/PII and other sensitive data and information that we and our service providers Process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We have implemented certain administrative, physical and technological safeguards to address these risks; however, such policies and procedures may not address certain HIPAA requirements or address situations that could lead to increased privacy or security risks, and agreements with contractors and other third-party service providers who handle this PHI/PII and other sensitive data and information for us. However, some PACE organizations that we have acquired in the past or may acquire in the future may not have implemented such agreements with their third-party service providers, which may expose us to legal claims or proceedings, liability, and penalties. The organizations that we have acquired, or may acquire, may not have in place all of the required agreements, and to the extent we terminate contracts with such third-party service providers, we may not be able to ensure that the relevant PHI/PII of our participants is maintained in compliance with HIPAA. The training that we provide to our workforce and measures taken to protect our systems, the systems of our contractors or third-party service providers, or more generally the PHI/PII or other sensitive data or information that we or our contractors or third-party service providers Process may not adequately protect us from the risks associated with Processing sensitive data and information. We may be required to expend significant capital and other resources to protect against security breaches, to safeguard the privacy, security, and confidentiality of PHI/PII and other sensitive data and information, to investigate, contain, remediate, and mitigate actual or potential security breaches, and/or to report security breaches to participants, employees, regulators, media, credit bureaus, and other third parties in accordance with applicable law and to offer complimentary credit monitoring, identity theft protection, and similar services to participants and/or employees where required by law or otherwise appropriate.

20

Despite our implementation of security measures, cyber-attacks are becoming more sophisticated, and frequent, and we or our third-party service providers may be unable to anticipate these techniques or to implement adequate protective measures against them or to prevent additional attacks. Our information technology networks and systems used in our business, as well as those of our service providers, may experience an increase in attempted cyber-attacks, seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these attempts could substantially impact our platform, and the privacy, security, or confidentiality of the PHI/PII and other sensitive data and information contained therein or otherwise Processed in the ordinary course of our business operations, and could ultimately harm our reputation and our business. In addition, any actual or perceived security incident or breach may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities. We exercise limited control over our third-party service providers and, in the case of some third-party service providers, may not have evaluated the adequacy of their security measures, which increases our vulnerability to problems with services they provide.

A security breach, security incident, or privacy violation that leads to unauthorized use, disclosure, access, acquisition, loss or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, participant or employee information, including PHI/PII that we or our third-party service providers Process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for investigation, containment, remediation, mitigation, fines, penalties, settlements, notification to individuals, regulators, media, credit bureaus, and other third parties, complimentary credit monitoring, identity theft protection, training and similar services to participants and/or employees where required by law or otherwise appropriate, for measures intended to repair or replace systems or technology and to prevent future occurrences. We may also be subject to potential increases in insurance premiums, resulting in increased costs or loss of revenue.

If we or our third-party service providers are unable to prevent or mitigate security breaches, security incidents or privacy violations in the future, or if we or our third-party service providers are unable to implement satisfactory remedial measures with respect to known or future security incidents, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our systems, and we could suffer a loss of participants, loss of reputation, adverse impacts on participant and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and incidents and other compromise or inappropriate access to, or acquisition or processing of, PHI/PII or other sensitive data or information can be difficult to detect, and any delay in identifying such breaches or incidents or in providing timely notification of such incidents may lead to increased harm and increased penalties.

Any such security breach or incident or interruption of our systems or those of any of our third-party service providers could compromise our networks or data security processes, and PHI/PII or other sensitive data and information could be made inaccessible or could be compromised, used, accessed, or acquired by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, compromise, use, improper access, acquisition, disclosure or other loss of information could result in legal claims or proceedings and/or liability or penalties under laws and regulations that protect the privacy, confidentiality, or security of PHI/PII, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”), and their implementing regulations (collectively, “HIPAA”), other state PHI/PII privacy, security, or consumer protection laws, and state breach notification laws. Unauthorized access, loss or dissemination of PHI/PII could also disrupt our operations, including our ability to perform our services, access, collect, process, and prepare company financial information, provide information about our current and future services and engage in other participant and clinician education and outreach efforts.

Any such incident could also result in the compromise of our proprietary information, which could adversely affect our business and competitive position. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

The perception that we do not adequately protect the privacy of information of our participants could inhibit our growth and damage our reputation.

21

We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming.

Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Interference proceedings conducted by a patent and trademark office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patients at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued. In addition, we may be enjoined from marketing one or more of our products if a court finds that such products infringe the intellectual property rights of a third party.

During litigation, we may not be able to prevent the confidentiality of certain of our proprietary rights because of the substantial amount of discovery required in connection with intellectual property litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim.

Risk Factors Related to Our Common Stock and This Offering

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the senior care industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of the COVID-19 outbreak, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

22

Any future equity or debt issuances by us may have dilutive or adverse effects on our existing shareholders.

From time to time, we may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute our shareholders’ ownership in our company and may include terms that give new investors rights that are superior to those of our current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on our shareholders’ ownership interest, which could cause the market price of our common stock to decline.

Our common stock is traded on the OTC Link ATS, which may have an unfavorable impact on our stock price and liquidity.

Our stock is traded on the OTC Link Alternative Trading System (ATS) operated by OTC Markets Group, Inc. The OTC Link ATS is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, or Nasdaq stock exchange, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTC Link ATS. The OTC Link ATS is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock. We currently do not meet applicable listing standards of a market senior to the OTC Link ATS, and we may never apply or qualify for future listing on Nasdaq or a senior market or national securities exchange.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

23

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

A small group of Company officers and directors hold a majority of the control of the Company.

As of September 12, 2022, the Company’s executive officers and directors beneficially owned approximately 86.6% of the Company’s outstanding common stock. By virtue of such stock ownership, the principal shareholders are able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

Even after the Primary Offering, the Company’s officers and directors will still own a significant majority of the Company’s common stock and be able generally exercise control over the affairs of the Company. Assuming 50%, 75%, or 100% of the Primary Offering shares are sold (and that none of the Secondary Offering shares are sold), the Company’s officers and directors will still as a group own approximately 79.9%, 76.9%, or 74.2% of the Company’s issued and outstanding stock, respectively.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The offering price of $1.00 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If an established market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues. In addition, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. Additionally, stocks traded on the OTC Link are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

24

Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. We may then have to cease operations, and investors could then lose their entire investment.

Because the selling shareholders are selling their shares, we are less likely to sell all of the Primary Offering shares, and the trust of Mr. Shah, our CEO, is one of the selling shareholders.

Investors interested in purchasing our stock in the Primary Offering may purchase stock directly from the Selling Security Holders in the Secondary Offering. Additionally, the Selling Security Holders may sell their shares at market prices or other prices lower than the Primary Offering price of $1.00 per share once the Company’s shares are quoted for trading on the over-the-counter markets. Therefore, the existence of the Selling Security Holders’ Secondary Offering makes it less likely that we will sell all of the shares available in the Primary Offering.

Additionally, the PBDI Trust, beneficially owned by Sameer Shah, our CEO, President and Chairman of the Board of Directors, is one of the Selling Security Holders with shares registered for resale in the Secondary Offering. While Mr. Shah, who is conducting the Primary Offering for the Company, has orally agreed (i) to not sell any of his trust’s shares to any investors indicating interest in the Primary Offering until the Primary Offering is closed, (ii) until the Primary Offering is closed, to direct all investors indicating interest in purchasing shares of the Company to purchase shares in the Primary Offering and to not refer them to purchase Selling Security Holder shares in the Secondary Offering, and (iii) to not act on behalf of any of the Selling Security Holders other than the PBDI Trust with respect to selling shares in the Secondary Offering, there is still a potential conflict of interest between the Primary Offering and Secondary Offering.

Purchasers of our stock will experience dilution.

At October 31, 2021, we had a net tangible book value of approximately $0.01 per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock ($1.00 per share) and the pro forma net tangible book value per share of our common stock immediately after the offering of $0.15 per share (assuming all 10,000,000 shares in the Primary Offering are sold). See the “Dilution” section below for a more detailed explanation.

THE OFFERING

This prospectus relates to the sale of 10,000,000 shares of common stock, par value $0.0001, of the Company at a price of $1.00 per share on a best efforts basis. This offering (the “Primary Offering”) terminates 12 months after commencement of this offering. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO and director, Sameer Shah. There is no minimum amount of common shares required to be purchased, and the total proceeds received by the Company might not be enough to begin operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 1,100,000 shares being registered by twelve Selling Security Holders. These shares were issued to the Selling Security Holders as consideration for the Company’s acquisition of Prudent Senior Services of America, Inc, a Georgia corporation, in November of 2020. The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.00 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices (the “Secondary Offering”). The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders in the Secondary Offering. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $9,964,000, assuming we sell all 10,000,000 shares in the Primary Offering at $1.00 per share, after deducting estimated offering expenses payable by us. We will not receive any proceeds from sales of our common stock by the Selling Security Holders.

25

We anticipate that the net proceeds of $9,964,000 of the Offering will be used primarily to execute our business plan as follows: $8,000,000 for expansion of care centers (either through organic development or by acquisition of existing care centers, none of which acquisition candidates have yet been located), $100,000 for advertising and marketing costs, $600,000 for staffing and personnel costs, $799,000 for general working capital, $200,000 for medical supply inventory, and $200,000 for equipment purchases or leases including for vehicles to be used in our transportation operations. Additionally, proceeds will be used for IT system and software development, paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and success of its various operations. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is to pay fees associated with registration of our stock and developing our information technology systems and software, purchasing medical supply inventory and equipment, and then increasing our staffing and expanding our care facilities. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Expected Offering Expenses	36,000	36,000	36,000	36,000

Net Proceeds	2,464,000	4,964,000	7,464,000	9,964,000

Public Company Costs	$50,000	$50,000	$50,000	$50,000

Inventory (Medical Supplies)	50,000	100,000	150,000	200,000

Equipment	50,000	100,000	150,000	200,000

IT System Development	15,000	15,000	15,000	15,000

Potential Development or Acquisition(s) of Additional Care Centers	2,000,000	4,000,000	6,000,000	8,000,000

Advertising and Marketing	25,000	50,000	75,000	100,000

Staffing	150,000	300,000	450,000	600,000

General Working Capital	124,000	349,000	574,000	799,000

Total	$2,464,000	$4,964,000	$7,464,000	$9,964,000

26

The Company anticipates that the estimated $10,000,000 gross proceeds from the offering would enable it to purchase medical supply inventory and equipment, expand existing operations, expand into additional care center locations, and fund its other capital needs for the next two fiscal years. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $1,000,000 in gross proceeds to implement its business plan and support its operations over the next twenty-four months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.00 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The shares for sale by the Company in the Primary Offering of 10,000,000 shares will be sold at $1.00 per share. In determining the public offering price of the Primary Offering shares, we considered several factors including:

•	Our start-up status;
•	Prevailing market conditions, including the history and prospects for the industry in which we compete;
•	Our future prospects; and
•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue, or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

27

MARKET FOR OUR COMMON STOCK

Market Information

While there is no established public trading market for our common stock, our common stock is quoted on the OTC Link alternative trading system operated by OTC Markets Group, Inc., at the “Pink” level under the symbol “LTCO”.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

We had 30 shareholders of record of our common stock as of September 12, 2022.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We had a net tangible book value as of October 31, 2021, of approximately $0.01 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

28

Most of the Company’s current shareholders acquired shares at a cost substantially less than $0.50 per share, whereas outside investors purchasing shares in the offering will pay a price of $1.00 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.15 per share, assuming all 10,000,000 shares being offered by the Company are sold at $1.00 per share, and after deducting estimated offering expenses payable by us. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering, and assuming the shares are sold at $1.00 per share:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$1.00	1.00	1.00	1.00
Net tangible book value per share before offering	$0.01	0.01	0.01	0.01
Increase per share attributable to investors	$0.14	0.11	0.08	0.04
Pro forma net tangible book value per share after offering	$0.15	0.12	0.09	0.05
Dilution per share to investors	$0.85	0.88	0.91	0.95

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 12, 2022, by the selling security holders identified below (the “Selling Security Holders”) prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering pursuant to this prospectus and the number of shares which each Selling Security Holder would own beneficially if all offered shares under this prospectus are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

Of the Company’s 59,567,431 shares outstanding prior to the offerings, 52,350,000 shares were originally issued to the twelve Selling Security Holders as consideration for the Company’s acquisition of Prudent Senior Services of America, Inc, a Georgia corporation, in November of 2020.

The percentages below are calculated based on 59,567,431 shares of our common stock issued and outstanding as of September 12, 2022, and an additional 10,000,000 shares being issued in the Primary Offering.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares Offered by the Selling Security Holder	Number of Shares Held After the Offerings	Percentage of Total Outstanding Shares After the Offerings
PBDI Trust (1)	23,800,000	100,000	23,700,000	34.1%
A Happy Mutiara Trust (2)	12,900,000	50,000	12,850,000	18.5%
W Happy Mutiara Trust (2)	12,900,000	50,000	12,850,000	18.5%
Zhengmao Yeh	2,900,000	100,000	2,800,000	4.0%
Fang Hu	500,000	100,000	400,000	0.6%
Difei Li	200,000	100,000	100,000	0%
Sormit Yin	200,000	100,000	100,000	0%
Yvonne Tan	200,000	100,000	100,000	0%
Ivy Tyroko	100,000	100,000	0	0%
Wooitak Tan	100,000	100,000	0	0%
Andrew Yin	250,000	100,000	150,000	0%
Henry Yin	300,000	100,000	200,000	0%

Total	54,350,000	1,100,000	53,250,000	76.5%

(1)

Sam Shah, our CEO, President and Chairman of the Board of Directors, is deemed to be the beneficial owner of the shares held in the name of the PBDI Trust. Mr. Shah also owns 2,000,000 additional shares held in his individual name.

(2)	Wooiyi Yin, our CFO, Treasurer and member of the Board of Directors, is deemed to be the beneficial owner of the shares held in the name of the A Happy Mutiara Trust and the W Happy Mutiara Trust.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 4 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Corporate Background

Long Term Care Operations 360, Inc., formerly known as Bella Costa Designs Inc. and China Crawfish, Ltd., was incorporated in the State of Nevada on September 15, 2014. The Company ceased its prior operations in Latin America and China and was inactive and had nominal operations from March of 2019, to March of 2020, when the District Court for Clark County, Nevada, appointed a custodian for the Company.

On September 21, 2020, Prudent Senior Services of America, Inc, a Georgia corporation (“Prudent Senior Services of America”), which had been searching for a public company to merge into, acquired a majority of the shares of the Company’s outstanding common stock, and Prudent Senior Services of America’s officers and directors were appointed as the Company’s officers and directors, which constituted a change of control of the Company. On November 24, 2020, the Company then acquired (the “Acquisition”) all the assets of Prudent Senior Services of America, including each of its five subsidiaries, Prudent Senior Services of Georgia, Inc, a Georgia corporation (“Prudent Senior Services of Georgia”); Nemicare, Inc, a Georgia corporation (“Nemicare”); Golden Sun NEMT, LLC, a Georgia limited liability company (“Golden Sun NEMT”); Golden Sun Health Services, Corp, a Georgia corporation (“Golden Sun Health”); and AHSTY NEMT Inc, a Georgia corporation (“AHSTY NEMT”). In consideration of the Acquisition, the Company issued 52,350,000 shares of Company common stock to the shareholders of Prudent Senior Services of America (one share of Company common stock for each share of common stock Prudent Senior Services of America had outstanding), and after the Acquisition, the Company had outstanding approximately 59,567,397 shares of Company common stock. From approximately February of 2018 through September 21, 2020, the Company’s business plan was focused on developing a crawfish production, distribution and restaurant business, and in connection with the Acquisition, the Company modified its business plan to instead focus on providing adult care services in a facility setting, skilled and unskilled nursing services in a home health setting, providing non-emergency medical and adult care transportation services, and providing technology solutions to senior care facilities. Prior to the Acquisition, the Company was a shell company with nominal operations and nominal non-cash assets, and since the Acquisition, the Company has been focused on providing services in the adult care industry.

30

Operational Overview

The Company is engaged in providing adult care services in a facility setting, skilled and unskilled nursing services in a home health setting, providing non-emergency medical and adult care transportation services, and providing technology solutions to senior care facilities through its various operational subsidiaries.

The Company’s operations are conducted through its subsidiaries: Prudent Senior Services of Georgia, which is the entity licensed with the State of Georgia to operate adult day health facilities, and which operates the current adult day health center; Nemicare, which holds and sells software platform to senior care services providers; Golden Sun Health, which provides skilled and unskilled nursing services; and Golden Sun NEMT and AHSTY NEMT, which provide transportation services in connection with adult care and senior needs. The below organization chart depicts our operations followed by a description below of our various divisions:

Prudent Senior Services of Georgia

Prudent Senior Services of Georgia is our license authority, which holds the state license in Georgia that allows the Company to operate adult day health centers in the state. The license is subject to meeting state compliance regulations and requirements. The State of Georgia, Department of Community Health, conducts an unannounced visit to each center once a year to make sure we are in compliance. The current adult day health center provides senior care services from 8 am to 4 pm, Monday through Saturday. During that time, adults are provided nutritious meals and snacks, along with age-appropriate structured weekly lesson plans and age-appropriate activities. Our adult day health center’s objective and mission is to provide a program of social, recreational, and health activities and services in a group setting that promotes good health, healthy relationships and contentment.

Nemicare

Nemicare’s software platform brings together existing electronic information from siloed applications into a web-based application. The data is then presented in a way that clinicians can view and access information by streamlining their everyday processes. Nemicare’s software, together with existing data and content, automates the scanning of paper and provides an electronic platform for the end user to complete future documentation and content with automation of workflow communication and information. The platform is both interoperable, extendable and designed to work with Microsoft Azure cloud technologies. This platform provides customers with a fast, flexible platform that is responsive to changing business dynamics.

31

Golden Sun Health

Golden Sun Health is our home health services division that serves clients by providing the services of trained professional nurses, nurse’s aides, medication management counselors, home health caregivers and home caregivers based on the needs of the client.

These are the home health care services that Golden Sun Health currently provides:

•	Skilled and Unskilled Nursing
•	Nursing Aide
•	Home Medication Management
•	Personal Assistance Services

Golden Sun NEMT & AHSTY NEMT

Golden Sun NEMT & AHSTY NEMT are standard and certified healthcare service providers with a niche centered around providing non-emergency transportation currently based in Atlanta, Georgia, with a goal to expand into other cities located in or near the Atlanta metro area, like Chamblee, Norcross, and Duluth and all the way to Savannah.

Golden Sun NEMT provides highly essential non-emergency medical transportation services for disadvantaged Medicaid recipients, for the elderly, for those who have disabilities or the other transportation issues, including those with low incomes who have no viable form of transportation to access healthcare services when the need arises.

Employees

As of September 12, 2022, the Company had approximately 25 full-time employees and 50 part-time employees.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

Results of Operations for the Three Months Ending April 30, 2022, compared to the Three Months Ending April 30, 2021

During the three months ending April 30, 2022 and 2021, the Company generated total revenues of $687,909 and $706,183, respectively, consisting of (i) capitation services income of $670,909 and $690,461; (ii) product sales income of $9,000 and $15,722; (iii) rental income of $8,000 and $0. Capitation services income decreased in the three months ending April 30, 2022, as compared to the three months ending April 30, 2021, primarily as a result of a fluctuation in operations and day center participants. Product sales income decreased in the three months ending April 30, 2022, as compared to the three months ending April 30, 2021, primarily as a result of management focusing on the merger and becoming a public reporting entity. Rental income increased in the three months ending April 30, 2022, as compared to the three months ending April 30, 2021, as a result of new rental lease agreements.

The Company’s cost of services of $259,804 in the three months ending April 30, 2022 decreased from $423,472 in the three months ending April 30, 2021. The Company had gross profit of $428,105 in the three months ending April 30, 2022, as compared to gross profit of $282,711 in the three months ending April 30, 2021.

The Company’s sales and marketing expenses and depreciation expenses decreased to $680 and $23,719, respectively, in the three months ending April 30, 2022, as compared to $15,283 and $30,063 in the three months ending April 30, 2021, primarily as a result of decreased marketing efforts and some of the aging transportation vehicles being fully depreciated. The Company’s general and administrative expenses increased to $378,827 in the three months ending April 30, 2022, as compared to $345,204 in the three months ending April 30, 2021, primarily as a result of increased payroll related expenses. As a result of these changes, the Company’s total operating expenses increased to $403,226 in the three months ending April 30, 2022, as compared to $390,550 in the three months ending April 30, 2021. The Company’s operating income for the three months ending April 30, 2022 was $24,879, as compared to an operating loss of $107,839 during the three months ending April 30, 2021.

32

The Company’s total other income (expense) decreased to ($5,245) during the three months ending April 30, 2022, as compared to total other income (expense) of $160,773 during three months ending April 30, 2021, primarily as a result of receipt of Paycheck Protection Program loan forgiveness of $173,379 during the three months ending April 30, 2021.

The Company’s net income decreased to $19,634 in the three months ending April 30, 2022, from a net income of $52,934 in the three months ending April 30, 2021, primarily as a result of the decrease of cost of sales during the current fiscal quarter offset by the decrease in the PPP loan forgiveness from the prior fiscal quarter.

Results of Operations for the Six Months Ending April 30, 2022, compared to the Six Months Ending April 30, 2021

During the six months ending April 30, 2022 and 2021, the Company generated total revenues of $1,290,504 and $1,414,516, respectively, consisting of (i) capitation services income of $1,270,504 and $1,393,794; (ii) product sales income of $12,000 and $20,722; (iii) rental income of $8,000 and $0. Capitation services income decreased in the six months ending April 30, 2022, as compared to the six months ending April 30, 2021, primarily as a result of a fluctuation in operations and day center participants. Product sales income decreased in the six months ending April 30, 2022, as compared to the six months ending April 30, 2021, primarily as a result of management focusing on the merger and becoming a public reporting entity. Rental income increased in the six months ending April 30, 2022, as compared to the six months ending April 30, 2021, as a result of new rental lease agreements.

The Company’s cost of services of $554,756 in the six months ending April 30, 2022 decreased from $777,705 in the six months ending April 30, 2021, as a result of management controlling costs. The Company had gross profit of $735,748 in the six months ending April 30, 2022, as compared to gross profit of $636,811 in the six months ending April 30, 2021.

The Company’s sales and marketing expenses and depreciation expenses decreased to $3,005 and $48,238, respectively, in the six months ending April 30, 2022, as compared to $32,525 and $59,412 in the six months ending April 30, 2021, primarily as a result of decreased marketing efforts and some of the aging transportation vehicles being fully depreciated. The Company’s general and administrative expenses increased to $691,821 in the six months ending April 30, 2022, as compared to $630,388 in the six months ending April 30, 2021, primarily as a result of increased payroll related expenses. As a result of these changes, the Company’s total operating expenses increased to $743,064 in the six months ending April 30, 2022, as compared to $722,325 in the six months ending April 30, 2021. The Company’s operating loss for the six months ending April 30, 2022 was $7,316, as compared to an operating loss of $85,514 during the six months ending April 30, 2021.

The Company’s total other income (expense) increased to $680,889 during the six months ending April 30, 2022, as compared to total other income (expense) of $164,552 during six months ending April 30, 2021, primarily as a result of the gain on sale of property and equipment of $708,468 during the six months ending April 30, 2022.

The Company’s net income increased to $650,529 in the six months ending April 30, 2022, from a net income of $79,038 in the six months ending April 30, 2021, primarily as a result of the gain on sale of property and equipment in the current fiscal period offset with the PPP loan forgiveness from the prior fiscal quarter.

Liquidity and Capital Resources

The Company had net cash used in operating activities of $56,099 for the six months ending April 30, 2022, compared to cash used of $124,686 for the six months ending April 30, 2021. The decrease in cash used in operating activities for the six months ending April 30, 2022, is primarily attributable to the reduction of trade receivables off set with the decrease in accounts payable and accrued liabilities.

We had cash provided by investing activities of $1,573,063 for the six months ending April 30, 2022, and $0 for the six months ending April 30, 2021. The cash provided by investing activities in the current fiscal quarter is from the proceeds from the sale of property and equipment of $1,670,900 which is offset with the purchase of property and equipment of $97,837.

We had cash used in financing activities of $1,307,310 for the six months ending April 30, 2022, compared to cash provided by financing activities of $65,034 for the same period in 2021. This decrease in cash is primarily attributable to repayment of mortgages payable, which was $2,001,587 during the six months ending April 30, 2022, but only $6,291 during the six months ending April 30, 2021.

33

As of April 30, 2022, the Company had cash and cash equivalents of $338,039.

Through April 30, 2022, the Company has primarily been funded by a related party, Circle of Love, as well as bank notes for fixed asset purchases and CARES Act and Paycheck Protection Program related loans.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

Results of Operations for the Year Ended October 31, 2021, compared to the Year Ended October 31, 2020

On September 21, 2020, all of the outstanding stock of the Company was acquired by the same individuals that owned all of the assets of Prudent Senior Services of America, Inc, a Georgia corporation (“PSS”), including each of its five subsidiaries described elsewhere herein. On that date, the Company along with PSS became entities under common control. On November 24, 2020, the Company acquired all of the assets, including each of its operational subsidiaries of Prudent Senior Services of America, Inc., and those operations and assets were merged into the operations of Long Term Care Operations 360, Inc. In accordance with U.S. GAAP’s treatment of mergers of entities under common control, as of September 21, 2020, the accounting records of the Company and PSS are being reported together. As a result, the financial statements of the Company and the discussion herein regarding the Company’s results of operations reflect the historical results of PSS as the accounting acquirer in the merger.

During the fiscal years ending October 31, 2021 and 2020, the Company (and its consolidated subsidiaries) generated total revenues of $2,827,516 and $2,122,525, respectively, consisting of (i) capitation services income of $2,605,101 and $1,761,495; (ii) product sales income of $64,107 and $91,478; (iii) transportation income of $0 and $177,072; and (iv) management fee income of $155,000 and $92,480. Capitation services income increased in the fiscal year ending October 31, 2021, as compared to the fiscal year ending October 31, 2020, primarily as a result of adding tele-health services during Covid-19 related shutdowns in the fiscal year ending October 31, 2020, and then in-home care visits during the fiscal year ending October 31, 2021. Product sales income decreased in the fiscal year ending October 31, 2021, as compared to the fiscal year ending October 31, 2020, primarily as a result of the Company focusing on its efforts to complete the merger and become a public entity in the fiscal year ending October 31, 2020, along with the continued operations restrictions due to Covid-19. Transportation income decreased in the fiscal year ending October 31, 2021 as a result of Covid-19 and the shutdown of operations at the day centers in the fiscal year ending October 31, 2020 until present. Management fee income was first generated in the fiscal year ending October 31, 2020, because the Company began to develop its planned operations of helping manage the other adult day centers. This income source continued to grow in the fiscal year ending October 31, 2021.

34

The Company’s cost of services was $971,388 in the fiscal year ending October 31, 2020, and was $1,109,769 in the fiscal year ending October 31, 2021. As a result, it had gross profit of $1,717,747 in the most recent fiscal year ending October 31, 2021, as compared to gross profit of $1,151,137 in the fiscal year ending October 31, 2020.

The Company’s sales and marketing expenses and depreciation expenses increased in the most recent fiscal year, from $18,787 and $92,771, respectively, during the fiscal year ending October 31, 2020, to $48,120 and $120,093, respectively, in the fiscal year ending October 31, 2021, primarily as a result of expanding operations in the most recent fiscal year, increased marketing efforts of its day care services. Similarly, the Company’s general and administrative expenses increased to $1,676,125 in the fiscal year ending October 31, 2021, as compared to general and administrative expenses of $1,478,054 in the fiscal year ending October 31, 2020, primarily as a result of increased rent and payroll related expenses. As a result, the Company’s operating loss for the most recent fiscal year ending October 31, 2021, was $126,591, as compared to an operating loss of $438,475 during the fiscal year ending October 31, 2020.

The Company’s total other income (expense) increased from ($33,283) in the fiscal year ending October 31, 2020, to $528,990 in the fiscal year ending October 31, 2021, as a result of an increase of interest expense from $33,387 in the prior fiscal year to $137,583 in the fiscal year ending October 31, 2021. This expense was offset by a gain on sale of property and equipment of $385,804 and PPP loans forgiveness income of $213,411 during the fiscal year ending October 31, 2021.

The Company’s net loss decreased from $471,758 in the fiscal year ending October 31, 2020, to a net income of $402,399 in the fiscal year ending October 31, 2021.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

Liquidity and Capital Resources

The Company had net cash used in operating activities of $10,126 for the fiscal year ending October 31, 2021, compared to cash provided of $34,536 for the fiscal year ending October 31, 2020. The decrease in cash provided by operating activities for the fiscal year ending October 31, 2021, is primarily attributable to the increase in accounts payable and accrued liabilities and is offset by an increase in trade receivables as well as the change between net income and net loss between the two fiscal periods. The Company also had increase in cash from the gain on sale of property of $385,804 and the gain on PPP loan forgiveness of $213,411 in the fiscal year ending October 31, 2021.

We had cash used in investing activities of $36,087 due to the purchase of property and equipment for the fiscal year ending October 31, 2021, and $0 for the fiscal year ending October 31, 2020.

We had cash used in financing activities of $4,430 for the fiscal year ending October 31, 2021, compared to cash provided by financing activities of $64,457 for the same period in 2020. This decrease is primarily attributable to repayment of notes payable and mortgage payable, which was $4,465 and $0, respectively, during the fiscal year ending October 31, 2020, and $46,325 and $15,916, respectively, during the fiscal year ending October 31, 2021. The Company received an advance from a related entity of $57,811 and $68,922 in the fiscal years ending October 31, 2021 and 2020, respectively.

As of October 31, 2021, the Company had cash and cash equivalents of $128,385.

Through October 31, 2021, the Company has primarily been funded by a related entity, as well as bank notes for fixed asset purchases and CARES Act and Paycheck Protection Program related loans.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

35

Going Concern

The consolidated financial statements included with this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company had a working capital deficit of $2,271,867 at October 31, 2021, and used net cash of $10,126 in operating activities for the fiscal year ending October 31, 2021, which raises substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of the financial statements.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

DESCRIPTION OF BUSINESS

Company Overview

Long Term Care Operations 360, Inc., formerly known as Bella Costa Designs Inc. and China Crawfish, Ltd., was incorporated in the State of Nevada on September 15, 2014. The Company abandoned its prior operations in China, and on November 24, 2020, the Company acquired (the “Acquisition”) all the assets of Prudent Senior Services of America, Inc, a Georgia corporation, including each of its five subsidiaries: Prudent Senior Services of Georgia, Inc, a Georgia corporation; Nemicare, Inc, a Georgia corporation; Golden Sun NEMT, LLC, a Georgia limited liability company; Golden Sun Health Services, Corp, a Georgia corporation; and AHSTY NEMT Inc, a Georgia corporation.

36

The Company’s operations are conducted through its subsidiaries: Prudent Senior Services of Georgia, which is the entity licensed with the State of Georgia to operate adult day health facilities, and which operates the current adult day health center; Nemicare, which holds and sells its software platform to senior care services providers; Golden Sun Health, which provides skilled and unskilled nursing services; and Golden Sun NEMT and AHSTY NEMT, which provide transportation services in connection with adult care and senior needs. The below organization chart depicts our operations followed by a description below of our various divisions:

Prudent Senior Services of Georgia

Prudent Senior Services of Georgia is our license authority, which holds the state license in Georgia that allows the Company to operate adult day health centers in the state. The license is subject to meeting state compliance regulations and requirements. The State of Georgia, Department of Community Health, conducts an unannounced visit to each center once a year to make sure we are in compliance.

The current adult day health center provides senior care services from 8 am to 4 pm, Monday through Saturday. During that time adults are provided nutritious meals and snacks, along with age-appropriate structured weekly lesson plans and age-appropriate activities. Our adult day health center’s objective and mission is to provide a program of social, recreational, and health activities and services in a group setting that promotes good health, healthy relationships and contentment.

Prudent Senior Services of Georgia currently has one operating adult day health center located at 5522 New Peachtree Road, #129, Atlanta, Georgia, 30341, which location serves over 100 Medicaid members. The Company is also in the process of moving the Prudent Senior Services of Georgia operations to its new location at 3850 Holcomb Bridge Road, Bldg. 400, Peachtree Corners, Georgia, 30092, which is scheduled to be complete by December 2022.

Nemicare

The Nemicare platform is a digital technology that supports a team-based care model. The platform is built to support many of the stages of care, including referral, assessment, case management, information exchange, review, monitoring, and discharge. The software platform is designed to simplify everyday tasks and reduce the customer’s daily burden, improve client outcomes, and ensure compliance while maintaining cost-effectiveness.

Nemicare’s software platform brings together existing electronic information from siloed applications into a web-based application. The data is then presented in a way that clinicians can view and access information by streamlining their everyday processes. Nemicare’s software, together with existing data and content, automates the scanning of paper and provides an electronic platform for the end user to complete future documentation and content with automation of workflow communication and information. The platform is both interoperable, extendable and designed to work with Microsoft Azure cloud technologies. This platform provides customers with a fast, flexible platform that is responsive to changing business dynamics.

The Nemicare platform features include:

·	Single client view
Establish standardized care pathways which identify an appropriate sequence of actions, timeframes, goals and expected outcomes
·	Smart scheduling & rostering
Leverage smart scheduling to maximize service delivery and responding to changes on-the-go.
·	Automate billing, claiming and statutory reporting workflow
Take the hassle out of billing and reporting processes. From eligibility checks, bulk invoice generation, claims submission to accounts receivable, the system can automate these tasks
·	Intake & Referral Management
Manage and Track incoming and outgoing referrals with dashboards & national provider directory integration
·	Assessment & Care Planning
Ensure continuity of care and a care plan that is reflective of the patient’s desired outcomes and goals
·	Clinical Information Management
The timeline view ensures clinical, and admin teams have secure and flexible of access to patient’s records in real time, from any device at any location
·	Insightful Dashboards
Gain Visibility and Control of all processes using up-to-the-minute data-driven insights
·	Ensure reliable compliance
The platform reduces the adverse risk of audits by securely storing important documents and information. Staff can monitor incidents via our easy-to-read dashboards and reports.

37

Nemicare is a cloud-based care coordination software platform built specifically to deliver patient-centered care across the entire care continuum – from the Adult Day Health, to the Respite Care, and to the clients at home in the community. It provides “one patient – one view” visibility delivering data and content across multiple models of care, resulting in a comprehensive electronic medical record that enables healthcare professionals to make better clinical, operational and financial decisions, all in one easy-to-use web and mobile user experience.

Nemicare’s software platform was developed inhouse after Nemicare’s management investigated multiple healthcare software platforms for use in provision of adult care services by the Company’s other subsidiaries and determined that none of those software solutions provided the features described above in a single platform. Nemicare’s management then determined to use a low code platform to start building an inhouse platform to address management’s concerns, compliance issues and common challenges to run smooth operations in the sector.

The Nemicare platform was mainly built by our CEO, Sam Shah, and a few other software development contractors, with some components subscribed as a service. Mr. Shah previously worked with technology corporations IBM and SAS in a variety of positions, including as a Systems Analyst, Development Manager, Project/Program Manager and Head of Software Implementation, where he gained direct and indirect experience to develop complete software solutions, and Mr. Shah developed various small healthcare software solutions while he was CEO at SAI Care Corporation.

Nemicare is a “software as a service” (SAAS) platform with a standard subscription fee of $4,000 per month for 100 patients. Nemicare typically charges between $3,000 to $7,500 for initial set up depending on client needs, and $3,000 to $7,000 per month thereafter. Nemicare subscriptions are for an initial 12-month term, with the subscription then converting to month-to-month thereafter.

Nemicare is currently licensed to the Company’s other operational subsidiaries (charging $4,000 per month subscription fees) as well as to other third-party adult care providers (charging $3,000 to $7,000 per month subscription fees depending on client needs). Nemicare currently provides its SAAS platform to three third-party adult day care centers and one third-party home-care company, and it recently entered into contracts with five third-party assisted living facilities as well.

Golden Sun Health

Golden Sun Health is a standard and certified healthcare service provider. Golden Sun Health is our home health services division that serves clients by providing the services of trained professional nurses, nurse’s aides, medication management counselors, home health caregivers and home caregivers based on the needs of the client.

These are the home health care services that Golden Sun Health currently provides:

•	Skilled and Unskilled Nursing
•	Nursing Aide
•	Home Medication Management
•	Personal Assistance Services

Golden Sun Health is serving 125+ Medicaid members in the metro Atlanta counties.

Golden Sun Health offers health care services such as preventive, curative, promotional, rehabilitative, or palliative healthcare / medical services in a systematic way to individuals, families or communities.

Our staff is well trained and equipped to service the market segments that require only home-based services. We are in the home healthcare services business to deliver excellent healthcare services to all those who patronize our services. We also ensure that in the line of carrying out our duties to our clients, we comply with the laws and health regulations in Georgia and the United States. Our employees are well trained and qualified to provide a wide range of home health care services.

Golden Sun Health operates 7 am to 7 pm, Monday to Sunday, seven days a week; our office facility is open around the clock to attend to clients. We have a standard medical call center that is manned by trained health workers. Our work force is well trained to operate within the framework of our organization’s corporate culture and also to meet the needs of all our customers. Golden Sun Health’s goal is to ensure that all its clients are are given first class treatment whenever they visit the Company’s facility.

Golden Sun Health uses the Company’s Nemicare software. This enables us to manage a one-on-one relationship with our customers even if our customer base grows.

38

Golden Sun NEMT & AHSTY NEMT

Golden Sun NEMT & AHSTY NEMT are standard and certified healthcare service providers with a niche centered around providing non-emergency transportation based in Atlanta, Georgia, with a goal to expand into other cities in or near the Atlanta metro, like Chamblee, Norcross, and Duluth, and all the way to Savannah.

Golden Sun NEMT provides highly essential non-emergency medical transportation services for disadvantaged Medicaid recipients, for the elderly, for those who have disabilities or the other transportation issues, including those with low incomes who have no viable form of transportation to access healthcare services when the need arises.

Golden Sun NEMT & AHSTY NEMT currently has 8 full-size vans and 4 minivans to handle transportation needs in the metro Atlanta area. We are currently focused on serving Prudent Senior Services of Georgia and Golden Sun Health Medicaid members only at this time. We plan on expanding our services to other senior facilities and Medicaid members in the near future. We also currently have 10+ certified NEMT drivers to manage our daily operations.

Golden Sun NEMT & AHSTY NEMT similarly use the Company’s Nemicare software platform to offer optimal scheduling, booking, dispatch and billing services.

Marketing and Distribution

Our marketing is currently made in coordination with State Medicare providers. We currently market mostly to Medicare clients, and focus very little on private pay clients.

Our market strategy addresses a stratified marketplace. It is estimated there are currently 5,000+ adult day care centers in the United States. A vast majority of those 90%+ are owned by small independent business owners. We believe our software substantially increases our margins and allows us to get reimbursed from state and federal authorities much more quickly than the manual methods incorporated by many other individual businesses and proprietorships operating adult care facilities. Our operational procedures ensure compliance and complements our software ensuring compliance with state and federal requirements. In addition, our software can be licensed as an individual unit and licensed outside of our organization as we choose. Operational and software solutions can be extended to other entrepreneurs operating in the space via a management agreement, allowing us to grow our revenue opportunities without significantly increasing capital distribution. We believe barriers to entry for new businesses in the adult care space are high, and business owners need previous experience to enter. We also believe it is capital extensive typically requiring significant dollar investments up front, and 2-5 years of necessary experience requirements before a startup care facility can receive its necessary operational licenses.

Industry Overview & Competition

Healthcare spending in the United States has grown at approximately 5% per year from 2013 to 2018, and in 2018 represented $3.6 trillion of annual spend, or 17.7% of U.S. GDP. The overall growth rate of healthcare spending is expected to accelerate due to the aging population. Furthermore, the government’s share of total healthcare spending through programs such as Medicare and Medicaid is expected to grow from approximately 37% today to more than 40% as early as 2025, indicating faster growth in government-sponsored healthcare than the overall market. There are 6,000 senior daycare center across the United States. The industry market size is approximately $6.4 billion and is expected to rise 25% over the next five years. Each senior day care center has an average of 60 participants with daily participants of 351,900 using senior daycare services.

39

Adult day care centers provide a range of daytime services tailored to the elderly or disabled. This industry provides social and basic health assistance, including transportation, meals, personal hygiene and therapeutic activities, to the elderly and individuals with mental or physical disabilities. Services are typically provided during normal business hours through adult care centers. This industry does not include home care.

Adult day care first emerged around three decades ago as an alternative program to institutional care. Industry services encompass recreational activities, meals, transportation services, rehabilitative therapy, and medication management; these services do not include overnight assisted medical care. Instead, participation in these programs is meant to give elderly or disabled adults the opportunity to socialize and take part in recreational activities in a controlled setting during the day. Furthermore, participation in these programs enables caregivers time to work. Often, adult day care is geared toward adults with Alzheimer's disease, Parkinson's disease, cerebral palsy, and developmental disabilities.

The average cost for adult day care is approximately $70.00 per day, according to 2012 data from the MetLife National Study of Adult Day Services (the latest data available to the Company). However, costs vary according to the level of services offered at individual facilities. In addition to educational and recreational programs, many service centers, like ours, also have a nursing professional on staff, and some provide physical, occupational or speech therapy to clients.

Some adult care centers operate using a social model, some operate using a medical model, and some operate using a combined social and medical model.

Social Model

Adult day care centers using the social model provide supervision and socialization through therapeutic group activities such as discussion groups, arts and crafts, games and dancing, or services such as memory simulation exercises.

Nearly all centers using this model provide lunch and some offer transportation, which is offered at approximately 63.0% of all adult day care centers according to IBISWorld. Most of these programs do not have a medical component, and payment is usually private pay. IBISWorld estimates that 31.3% of adult day care centers operate using only the social model, with the average daily rate at these facilities estimated at $62.00 per person. The number of adult day care centers using the social model has increased over the past five years in line with rising demand for adult care industry services.

Medical Model

Medical model adult day care centers are designed for individuals with medical problems (including dementia) who may require one or more of the following services: monitoring, nursing care, social work, occupational therapy, physical therapy, nutritional counseling or recreational therapy.

As a result, they are significantly more expensive to operate than social model adult day care centers. IBISWorld estimates that 20.2% of adult day care centers operate only using the medical model, with the average daily rate at these facilities estimated at $79.00 per person. The number of adult day care centers using the social model has decreased over the past five years as demand for other models have grown.

40

Combined Social and Medical Model

Adult day care centers that use a combination of the social and medical model provide supervision and socialization through therapeutic group activities, as well as medical services such as monitoring, nursing care, social work, occupational therapy, physical therapy, nutritional counseling or recreational therapy.

Since these adult day care centers incorporate medical services, they have higher costs than those that operate on the basis of the social model alone. IBISWorld estimates that 48.5% of adult day care centers operate using some combination of the social and medical models, with the average daily rate at these facilities estimated at $71.00 per person. Although the number of standalone social and medical model facilities has increased over the past five years, the number of adult day care centers using a combined social and medical model has increased at a faster rate, capturing a larger share of industry revenue as a result.

We currently operate using the social model, but we plan to provide medical services and operate on the basis of the combined social and medical model as we grow and have available funds to hire medical professionals.

There is a moderate degree of competition within the adult day care industry. There are a large number of small operators in the industry, the majority of which are nonprofit providers. According to the National Adult Day Services Association (NADSA), approximately 79.0% of operators are not-for-profit which gives them access to grants and foundation revenue.

Operators in the industry experience competition with other industry players (internal competition) and operators from other industries (external competition). The level of competition in this industry is currently medium and increasing as the general US population ages and demand for senior care and adult day services increases.

A large source of internal competition is based off of competition for access to state and federal funding, which accounts for the majority of revenue for industry operators.

The Older Americans Act reimburses a variety of community-based services, such as adult day care, and Medicaid; however, industry operators must become certified Medicaid providers. Furthermore, the Veterans Administration also provides reimbursement for industry services, though coverage is often limited to two days per week, according to NADSA. Private fees and private insurance are other sources of revenue for industry operators. Given cutbacks in state government funding for industry services, adult day care centers typically must diversify their revenue streams to mitigate any budgetary shortfalls.

Access to medical care and other added services is another source of competition among industry operators. Currently, the majority of adult day care centers have some nursing professionals on staff; these medical adult day service programs offer health and medication monitoring of which a growing share of adult day care providers are offering. Furthermore, industry operators also compete based on the range of extra services provided; these include occupational and speech therapy, transportation services, baths and rehabilitation therapies.

41

The location of industry centers is another source of competition in the industry; typically, there should not be greater than an hour traveling time between the client's home and the industry center to limit costs for transportation and for the caregiver. In addition, adult day care providers that offer expanded hours also benefit from a competitive advantage because it enables more flexible working hours for caregivers. Furthermore, industry operators that identify with a larger parent organization such as the American Red Cross or National Easter Seals can give industry operators a competitive advantage given that these organizations have established community relationships. Although not all states require licensing or certification, becoming certified is another basis of competition within the industry. For instance, the Commission on Accreditation of Rehabilitation Facilities has a program for adult day care programs.

Industry operators compete with a range of other providers including senior living providers, home healthcare agencies, retirement communities and convalescent centers.

Typically, families might use adult day care providers prior to placing family members in a long-term nursing home, which enables individuals to remain within their home for a longer period of time. Adult day care is generally less expensive compared with nursing homes.

Traditional long-term care providers, such as nursing homes, can be costly. According to the latest data available from the MetLife Mature Market Institute, a private room in a nursing home was estimated to cost an average $248.00 per day, or $90,520 per year, in 2012. Other long-term care options, such as assisted living communities and home health aides, have costs that range between $20,800 and $42,600 per year. Additionally, Medicare, the federal government health insurance program for Americans aged 65 and older, only provides coverage for short-term nursing home stays of up to 100 days. Over the past five years, disposable income growth has enabled more families to afford long-term care services, but overall high expenses have encouraged families to instead use industry services, which tend to be significantly less expensive.

In comparison with other long-term care providers, adult day care is significantly more affordable. According to MetLife Inc. (MetLife), adult day care services cost an average $70.00 per day, or $18,200 per year, in 2012. Adult day care providers offer social-focused and health-focused programs, as well as specialized care for individuals suffering from health problems such as dementia. Additionally, many industry operators, such as Senior Care Centers of America, provide transportation for participants. Low relative costs, specialized programs and transportation services strengthen this industry's competitiveness with other long-term care providers, fueling demand over the past five years.

Similar to the adult care industry, the home care industry is among the fastest growing healthcare industries in the United States according to IBISWorld. Home care saves patients billions of dollars every year by treating them in their own homes instead of hospitals. An aging population, the prevalence of chronic diseases, growing physician acceptance of home care, medical advancements and a movement toward cost-efficient treatment options from public and private payers have all fostered increasing industry demand.

Operators in the home care industry include home healthcare agencies, home care aide organizations and hospices. According to IBISWorld, over the five years to 2022, the popularity of services provided by these organizations has grown as more Americans age and cope with chronic conditions, bolstering demand for industry services. The laws governing these services and what exactly can be performed by home care agencies, home care aide organizations or hospices vary from state to state. For the most part, nonmedical senior home care is a private pay service, meaning it is not covered by Medicare or Medicaid programs and must be paid for independently. Medicare, Medicaid, long-term care insurance or veteran's benefits often cover home healthcare services. Since the outbreak of the COVID-19 (coronavirus) pandemic in 2020, demand across the industry's product segments has exhibited some volatility.

42

Traditional Home Healthcare and Home Nursing Care

Medical services potentially provided by home healthcare and nursing care agencies include medical or psychological assessment, wound care and pain, disease and medication management and education. This type of home care is generally appropriate for those suffering from chronic illness, recovering from an acute injury or illness or needing skilled care to remain at home. This segment's services can help to prevent or shorten hospital stays. Traditional home healthcare and home nursing care has increased in popularity over the five years to 2022 according to IBISWorld, as the number of adults aged 65 and older has increased during the same period. However, this segment's share of industry revenue has declined slightly over the past five years, as other segments have grown at faster rates.

Home Hospice

The goal of home hospice is to enable patients to be comfortable and free of pain so that they can live each day as fully as possible; aggressive methods of pain control may be used. Hospice programs generally are home-based, but they sometimes provide services away from home in freestanding facilities, in nursing homes or within hospitals.

Only those companies that provide services in the home are included in this industry. This segment's share of revenue has grown over the past five years according to IBISWorld, due to increased demand from the aging population.

Homemaker and Personal Services

Home care aide organizations provide nonmedical care or custodial care, including transportation, errands, light housekeeping, meal preparation, medication reminders and assistance with activities of daily living. This type of home care is usually referred to as personal or companion care and can be a boon to those recovering from an illness or injury or who are less capable of getting around completely independently. These services are generally not covered by medical insurance or government reimbursement plans. However, as disposable income levels have risen over the past five years, this segment's share of industry revenue has grown over the past five years. IBISWorld expects this segment to remain relatively stable as a portion of industry revenue over the next five years.

Home Therapy Services

Common services include infusion therapy, respiratory therapy, occupational therapy, speech therapy and physical therapy. Home infusion therapy includes intravenous administration of nutrients, antibiotics, chemotherapy drugs, pain management drugs and other medications, as well as related services. Respiratory therapy services specialize in treating patients that typically suffer from chronic obstructive pulmonary disease such as emphysema, chronic bronchitis or asthma. Such patients often require supplemental oxygen or other respiratory services to alleviate the symptoms or discomfort of respiratory dysfunction. Patients suffering from sleep apnea are also treated under this segment of the industry. Home therapy services are expected to account for less than 5% of industry revenue in 2022 according to IBISWorld, declining as a share of revenue over the past five years.

Other

Industry operators generate some revenue by renting and selling durable medical equipment (DME) such as wheelchairs, hospital beds, ambulatory aids, bathroom aids and safety equipment and rehabilitation equipment. DME can reduce demand for, and save costs associated with, institutionalized healthcare services. However, recent Medicare reimbursement reductions for durable medical equipment have slowed growth in this segment. Home care providers also make some revenue from the resale of prescription and nonprescription drugs, herbal remedies, vitamins, orthopedic supplies and optical goods. This segment is expected to account for about 6% of industry revenue in 2022 according to IBIS World, increasing as a share of revenue over the past five years.

Relatively low barriers to entry and increasing demand for services has kept the home care industry competitive, and the Company expects home care competition to remain high. Larger industry operators do exist, but the nature of industry services provides few incentives to accomplish economies of scale. Nonetheless, relatively low profit that is generated from serving well-established industry markets has encouraged operators to undertake mergers and acquisitions to boost profit and cut costs according to IBISWorld.

Home care providers have expanded their role in the healthcare sector as the population has aged and people have increasingly preferred home care over institutional care. IBISWorld estimates that the number of people aged 65 and older has expanded an annualized 3.0% over the five years to 2022. Adults from this generation often prefer the independence of home care instead of hospital care, and since baby boomers often have greater disposable income, it has benefited the industry significantly in recent years. Moreover, this increase in older adults reflects changes in the types of ailments afflicting the senior population. Medical advancements, superior nutrition and improved safety measurements in different areas of life have helped people live longer, contributing to the size of the baby boomer demographic.

Although the COVID-19 (coronavirus) pandemic initially reduced demand for industry operators as elderly patients and those with underlying health conditions cut back on medical services over virus fears, this quickly reversed according to IBISWorld. The severity of the pandemic ultimately produced greater need for home care industry services, as elderly patients required greater assistance. The industry also benefited from the injection of federal aid to help address the virus-related crisis according to IBISWorld.

43

Our Growth Strategy

Increase participant enrollment and capacity within existing centers

Our sales and marketing teams intend to leverage our value proposition and strong participant satisfaction to promote our brand and attract new participants to our centers. The size of our centers depends on the size of the addressable population within each service area. We first determine whether we can fill a center’s expected participant census, then, as a center reaches its initial capacity, we plan to increase its size through pre-planned facility expansions. Once we have reached planned capacity, we intend to expand to other locations.

Build new day care centers or lease existing market space

We plan to build new centers or lease from existing market space to enter new markets for our day care centers into adjacent or new geographies. We are currently targeting an expansion to a new facility in Peachtree Corners, Georgia, by the end of calendar 2022.

The placement of our centers in attractive locations is critical to our success. We regularly conduct zip code level analyses and convene small focus groups with potential participants and caregivers to identify service areas with attractive concentrations of seniors eligible for our day care services and select optimal sites for our centers. We prioritize service areas with populations that include more than 4,000 potential participants within a 60-minute drive of a center. Our approach to building new day care centers or leasing space in favorable market areas is based on our experience-based specifications, with flexibility for future center expansion factored into the blueprints where possible.

Potential acquisitions

We believe we are the logical acquiror in a fragmented market made up of mostly small independent local operators. We are looking for potential acquisitions in new geographic markets along with existing markets that meet certain criteria. We maintain discipline in our approach in regards to purchase price for acquisitions. We consider many factors in determining the purchase price that include potential market expansion, healthcare employee base, demographics of our target market of seniors, day care demand both future and present is also considered along with other factors before a decision is made to acquire a potential acquisition target. We work closely with key constituencies, including local governments, health systems and senior housing providers, to ensure participants continue to receive the high quality care we demand in our operations and that potential acquisition targets can achieve our important quality standards.

Reinvest in our technology

We are continuing to examine ways to improve and enhance our Nemicare software platform to improve efficiencies in our operations. Further, we are evaluating new medical device technology to use at our centers to help with our clients who are experiencing chronic pain without the use of medications. We believe placing new technologies at our centers to further meet the needs of our clients will help us to stand out in the day care market and attract further participants to our centers. As we continue to evaluate new ways of bringing new technologies and efficiencies to our operations, we believe we will be able to attract new participants and potentially reduce medical costs.

Intellectual Property

We own the following intellectual property: the Long Term Care Operations 360® trademark and our software platform.

44

Seasonality

Our business experiences some variability depending upon the time of year. Medical costs will vary seasonally depending on a number of factors, but most significantly the weather. Certain illnesses, such as the influenza virus, are far more prevalent during colder months of the year, which typically results in an increase in medical expenses during these time periods. We therefore expect to see higher levels of per-participant medical costs in our fiscal second and third quarters (running from November through April). Medical costs also depend upon the number of business days in a period, and shorter periods will generally have lower medical costs. Business days can also create year-over-year comparability issues if a period in one year has a different number of business days compared to the same period in another. We also expect medical costs to be impacted by pandemics, such as the current COVID-19 pandemic, which likely will result in increased total medical costs which depend upon the severity of the infection, the duration of the infection and the availability of healthcare services for our participants.

Government Regulation

We are subject to regulations by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

Governmental compliance requirements for each of our operational subsidiary companies are described below, and we use our Nemicare software platform to monitor and report regarding our various compliance requirements. Our Nemicare software platform produces on-demand reports for the Georgia Department of Community Health in connection with our governmental compliance requirements.

Prudent Senior Services of Georgia

There are multiple compliance requirements applicable to our Prudent Senior Services of Georgia operations as follows:

o	Georgia Secretary of State registration requirements
o	Georgia Business License requirements
o	Georgia Health Facility Regulation Division (HFRD) permit requirements
o	Georgia Department of Community Health Adult Day Health Center permit requirements
o	Fire Marshall permit requirements
o	Certificate of Occupancy requirements

Georgia Department of Community Health standards require Prudent Senior Services of Georgia to stay in compliance with Chapter 111-8 of the Georgia Healthcare Facility Regulation, including Section 111-8-1, Rules and Regulations which apply to Adult Day Centers, which include requirements in connection with the following:

o	Disaster Preparedness, Fire Safety and Emergencies
o	Physical Plant Health and Safety Standards
o	Supplies
o	Services
o	Staffing
o	Personnel
o	Admission
o	Records
o	Participant Rights
o	Nutrition
o	Medications
o	Transportation
o	Procedures for Change in Condition
o	Immediate Transfer, Discharge and Death
o	Reporting Requirements
o	Quality Assurance

Golden Sun Health

There are multiple compliance requirements applicable to our Golden Sun Health operations as follows:

o	Georgia Secretary of State registration requirements
o	Georgia Business License requirements
o	Georgia Health Facility Regulation Division (HFRD) permit requirements
o	Georgia Department of Community Health Home Healthcare permit requirements
o	Fire Marshall permit requirements
o	Certificate of Occupancy requirements

45

Georgia Department of Community Health standards require Golden Sun Health to stay in compliance with the following sections of the Georgia Rules of Department of Community Health:

290-5-38-.07 Administrative Standards

o	Copy of organization chart and policies and procedures regarding administrative control, lines of authority, and scope of services provided.
o	Policies that define the scope of services provided by the agency.
o	Policy regarding the role of the Governing Body/Board of Directors. Name and address for each board member and owner(s).
o	Copy of bylaws and written procedure for periodic review of bylaws.
o	Policy regarding the Professional Advisory Committee.
o	Policy regarding the fiscal affairs of the agency. Copy of budget plan for 1st year.
o	Description of composition and responsibilities of a group of professional personnel (may be policy or procedure).
o	Name, qualifications, and job description, (including professional license, if applicable) of administrator.
o	Policy regarding budget and accounting system
o	Policy regarding delegation of authority in the absence of the administrator.
o	Policy/procedure regarding supervision of skilled nursing and other therapeutic services provided.
o

Policies regarding personnel practices, including contract personnel. Names, qualifications/resumes, signed job descriptions, copies of current licenses where applicable, and health examinations for all staff members.

o	Copies of any contracts for hourly or per visit personnel.
o

Policy and procedure for the overall evaluation of the agency’s total program. Requires annual evaluation of policies, administrative review and clinical record review. Defines mechanisms for the collection of data.

o	Policy for sample review of both active and closed clinical records

290-5-38-.08 Scope of Services

o	Name, qualifications/resume, job description, and evidence of current license for the supervisor/director of nursing services.
o	Policies and procedures for nursing services, including the scope of nursing services provided. Supervision of provision of nursing services by a RN.
o	Policy and procedure for the delivery of therapy services to include physical therapy, occupational therapy, speech therapy, and audiology.
o	Policy and procedure for the provision of medical social services.
o	Policy and procedure for the of provision of home health aide services.

o	Requires competency evaluations for the home health aide before providing services to patients.
o	Requires written instructions for each task prepared by the RN.
o	Requires supervisory visits by a RN every two weeks at the patient’s place of residence to evaluate the aide’s performance.

o	Policy and procedure for coordination of patient services.

o	Requires dated minutes of case conferences that reflect effective interchanges, reporting, and coordinated patient evaluation.
o	Requires a written summary report for each patient is sent to the attending physician at least every 60 days.

o	Policy and procedure for services provided under arrangement.

46

290-5-38-.09 Standards for Patient Care

o	Written criteria and procedures for admission into home health care services.

o	Requires that patient care follow a written plan of treatment established and periodically reviewed by a physician, and shall continue under the supervision of a physician.

o	Policy and procedure for development of the patient’s treatment plan and sample form for a patient’s plan of care.
o

Requires that the treatment plan cover all pertinent diagnoses; types of services and equipment required; frequency of visits; prognosis; rehabilitation potential; functional limitations; permitted activities; nutritional requirements; medications and treatments; safety measures; instructions for discharge or referral; and other appropriate items.

o	Policy and procedure for review of the treatment plan.

o	Provides for review of the treatment plan as needed, but no longer than 60 days.

o	Policy and procedures for conformance with physician’s orders.

o	Requires that staff administer drugs and treatments only as ordered by the physician.
o	Addresses procedure for verbal orders.
o	Requires that staff review all medications taken by the patient and promptly report any identified problems to the physician.

o	Description of system for creating and maintaining clinical records.

o

Requires each record contain pertinent past and current findings; plan of treatment; appropriate identifying data; name of physician; drug, dietary, treatment and activity orders; signed and dated progress notes; copies of case conferences; copies of summary reports sent to the physician; and discharge summary.

o	Requires that clinical notes are written, signed and dated on the day service is rendered by the service provider and incorporated into the clinical record at least weekly.

o	Procedure for furnishing the patient’s clinical record to the receiving facility when the patient transfers to another Home Health Agency or health facility.
o	Policies and procedures for organization and continuous maintenance of the clinical record, including retention of records and safeguards for storage and confidentiality of the records.

Golden Sun NEMT and AHSTY NEMT

There are multiple compliance requirements applicable to our Golden Sun NEMT and AHSTY NEMT operations as follows:

o	Georgia Secretary of State registration requirements
o	Georgia Business License requirements
o	Verification of liability insurance coverage
o	Driver credentials
o	Current Criminal background checks for all drivers
o	Current drug screens for all owners and drivers
o	Current motor vehicle driving report for all drivers

47

Nemicare

Our Nemicare platform is required to maintain compliance with The Health Insurance Portability and Accountability Act of 1996 (HIPAA). Below is an overview of the HIPAA requirements:

The HIPAA Privacy Rule addresses how personal health information (PHI) can be used and disclosed, while the Security Rule mandates Administrative, Physical, and Technical Safeguards that must be implemented.

Administrative Safeguards

o	Access Controls:

o	Access management - employees only see the “minimum necessary” information to do their job
o	Authentication of the identity or individual seeking access.
o	Session controls (inactivity logoff)
o	Data encryption (in motion and at rest)

o	Audit controls:

o	Mechanisms for recording and examining activities pertaining to ePHI within the information systems.
o	Password Management:
o	Procedures for creating, changing, and safeguarding passwords

o	Data Backup Plan:

o	Establish & implement procedures to create and maintain retrievable exact copies of electronic protected health information

o	Disaster Recovery Plan:

o	Establish & implement procedures to restore and loss of data

o	Emergency Mode Operation Plan:

o	Business continuity and disaster recovery plans are developed and approved annually

o	Physical Safeguards

o	Facility Security Plan
o	Implement policies & procedures to safeguard the facility and equipment from unauthorized physical access, tampering, and theft

o	Data Backup & Storage:

o	Automatic full backups of customer production data each day
o	Replicates production data to backup data center every 4 hours

48

DESCRIPTION OF PROPERTY

The Company’s subsidiaries lease their operation centers and administrative offices under three different leases. Prudent Senior Services of Georgia, Inc. manages its operations from approximately 13,000 square feet of leased space located at 5522 New Peachtree Road in Atlanta, Georgia (where the company’s current adult day center is co-located), and it also leases 6,000 square foot of space at the St. John Baptist Church campus at 2415 East DeRenne Avenue in Savannah, Georgia. All Company operations, except for Golden Sun Health’s, are managed from this Atlanta location. Golden Sun Health manages its operations from approximately 2,000 square feet of leased space located in an office building at 3069 Amwiler Road in Peachtree Corners, Georgia.

The Company is planning to move its administrative office and Peachtree adult day center to its newly purchased property located at 3850 Holcomb Bridge Road, Bldg. 400, Peachtree Corners, Georgia, 30092, by December 2022.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers.

The following sets forth information about our directors and executive officers as of the date of this Memorandum:

Name	Age	Position
Sameer Shah	46	Chief Executive Officer, President and Chairman of the Board of Directors
Wooiyi Yin	62	Chief Financial Officer, Treasurer and Director

Sameer (Sam) Shah has served as the Chief Executive Officer, President, and Chairman of the Board of Directors of the Company since September 21, 2020, and he has been the President and member of the Board of Directors of PSS since April 2019. Prior to founding PSS, Sam served as the Chief Executive Officer of Nemicare. With extensive knowledge of the technology industry and healthcare operations, Sam saw an opportunity to create a web-based application that delivers data and content across multiple long-term care models. Mr. Shah also served as Chief Executive Officer of SAI Care corporation, a long-term healthcare facility from October 2016 to March 2019. Sam has also served in various executive positions within public and private sectors for companies such as IBM, AIG, SAS, Change Desk and Snaptym from 1998 to 2016. Driven by the positive feedback of families directly affected by his work in the senior care industry, Sam is determined to continue searching for innovative ways to merge technology and healthcare operations to create an ecosystem that reduces healthcare costs while improving quality of care. Sam holds an Executive MBA degree from Georgia State University.

49

Wooiyi (Wei) Yin has served as our Chief Financial Officer, Treasurer and as a member of the Board of Directors of the Company since September 21, 2020, she was the Director of Operations for Golden Sun Healthsince its founding in 2012 and Golden Sun NEMT since its founding in 2017, and Mrs. Yin is currently the director of Prudent Senior Services of Georgia, Inc.’s New Peachtree location. Mrs. Yin not only helped to start this organization, as well as our transportation and home health subsidiaries, but she is actively involved in civic engagement for the Pan Asian community in Atlanta. Mrs. Yin’s organizational development skills are well known across non-profit sectors as well as local businesses. She is able to leverage her significant regulatory experience as compliance adviser to various healthcare agencies, from software platform to other facilities. Currently, Mrs. Yin plans to expand her creative service vision in developing senior service sectors that can benefit other communities like she has impacted her own. Mrs. Yin holds a BA in Mathematics from Agnes Scott College and a MA in Mathematics / Computer Science from Emory University.

Directors are generally elected at an annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board’s discretion.

The Company believes that its directors are qualified to serve as directors due to their experience in the capital markets and senior assisted living industries, and their general business knowledge.

The Company does not have an independent director, as that term is defined in Section 803 of the NYSE Company Guide. The Company does not have a financial expert.

Board Composition

Our By-Laws provide that the Board of Directors shall consist of not less than one nor more than fifteen directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditor

Our independent registered public accounting firm is:

Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC)

North 1438 U.S. 89 Alternate

Suite #120

Farmington, UT 84025

Phone: (801) 447-9572

Code of Ethics

The Company currently does not have a Code of Ethics.

50

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

EXECUTIVE COMPENSATION

Compensation of Executives

The following table summarizes the compensation earned by the Company’s principal executive officers during the two years ended October 31, 2021 and 2020.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)

Sam Shah	2021	$150,000	$-	$-	$-	$12,900	$162,900
CEO & President	2020	$150,000	$-	$-	$-	$1,200	$151,200

Wooiyi Yin	2021	$150,000	$-	$-	$-	$12,841	$162,841
CFO and Treasurer	2020	$150,000	$-	$-	$-	$1,200	$151,200

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)

All other compensation received that could not be properly reported in any other column of the table. Includes gym membership reimbursements for both Mr. Shah and Ms. Yin in 2020 and 2021, and the value of Mr. Shah’s and Ms. Yin’s personal use of Company-owned cars in 2021.

51

The Company did not compensate Mr. Shah or Mrs. Yin during the fiscal year ending October 31, 2020. However, the operational subsidiaries of Prudent Senior Services of America, Inc, which were acquired by the Company in November of 2020, (i) paid both Mr. Shah and Mrs. Yin salary $150,000 during the fiscal year ending October 31, 2020; and (ii) reimbursed both Mr. Shah and Mrs. Yin $1,200 for gym memberships during the fiscal year ending October 31, 2020.

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings, since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation Committee Interlocks and Insider Participation. During the year ended October 31, 2021 and 2020, none of the Company’s officers was also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of the Company’s directors.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Director Compensation Table

	Fiscal	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	Year	(1)	(3)	(4)	(5)	($)

Sam Shah	2021	$-	$-	$-	$-	$-
Chief Executive Officer & Director	2020	$-	$-	$-	$-	$-

Wooiyi Yin	2021	$-	$-	$-
Secretary and Director	2020	$-	$-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.

Mr. Shah, and Ms. Yin were not compensated for their services as directors of the Company.

52

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

On February 1, 2021, the Company entered into employment agreements with Mr. Shah and Mrs. Yin for their employment as executive officers of the Company. Pursuant to both of those employment agreements, the Company agreed to compensate each of them in the amount $20,834 a month, $12,500 of which would be paid in cash, and the balance of which would be accrued, with an initial term through June 30, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 12, 2022, the number of shares of voting capital stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding class of stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 59,567,431 shares of our common stock issued and outstanding as of September 12, 2022. We do not have any other outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days. Unless otherwise indicated, the address of each person listed below is care of Long Term Care Operations 360, Inc., 5522 New Peachtree Rd., Suite 122, Chamblee, Georgia, 30341.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Sameer Shah (1)	Common Stock	25,800,000	(2)	43.3%
Wooiyi Yin (3)	Common Stock	25,800,000	(4)	43.3%
All Officers and Directors as a Group	Common Stock	51,600,000		86.6%

(1) Chief Executive Officer and Director.

(2) Includes 2,000,000 shares held in Mr. Shah’s name, and 23,800,000 shares held in the name of Mr. Shah’s trust, the PBDI Trust. Mr. Shah has voting power over shares held in the name of the trust and is therefore deemed to be the beneficial owner of shares held in the name of the trust.

(3) Chief Financial Officer and Director.

(4) Includes 12,900,000 shares held in the name of Mrs. Yin’s trust, the W Happy Mutiara Trust; and 12,900,000 shares held in the name of the trust of Mrs. Yin’s late husband, Alfred Yin (in the name of the A Happy Mutiara Trust). Mrs. Yin has voting power over shares held in the name of both trusts and is therefore deemed to be the beneficial owner of shares held in the name of the trusts.

53

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, Sameer Shah, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Shah will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Shah intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates and contacts of Mr. Shah.

Mr. Shah will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Shah will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither Mr. Shah, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	prospectus, with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. McGuire, and the funds deposited into an account labeled: Long Term Care Operations 360, Inc. within four (4) days of acceptance;
•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Long Term Care Operations 360, Inc.

________________________

________________________

________________________

54

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a fixed price of $1.00 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 33.

The PBDI Trust, beneficially owned by Sameer Shah, our CEO, President and Chairman of the Board of Directors, is one of the Selling Security Holders with shares registered for resale in the Secondary Offering. Mr. Shah, who is conducting the Primary Offering for the Company, has orally agreed (i) to not sell any of his trust’s shares to any investors indicating interest in the Primary Offering until the Primary Offering is closed, (ii) until the Primary Offering is closed, to direct all investors indicating interest in purchasing shares of the Company to purchase shares in the Primary Offering and to not refer them to purchase Selling Security Holder shares in the Secondary Offering, and (iii) to not act on behalf of any of the Selling Security Holders other than the PBDI Trust with respect to selling shares in the Secondary Offering.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

55

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended October 31, 2021 and 2020, a related not-for-profit entity (related by virtue of having the same directors and management) advanced the Company $57,811 and $68,922, respectively.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001, of which 59,567,431 shares are issued and outstanding as of September 12, 2022. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

56

Preferred Stock

We are currently authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, none of which have been designated or issued. Our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants or options outstanding.

Security Holders

As of September 12, 2022, there were 59,567,431 common shares issued and outstanding, which were held by 30 stockholders of record. We do not know the number of our beneficial shareholders or shareholders holding shares through their broker(s) in “street name.”

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged VStock Transfer, LLC as the Company’s transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: (212) 828-8436

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have an aggregate of 59,567,431 shares of our common stock as of September 12, 2022 (prior to the Primary Offering and Secondary Offering) outstanding. All of the 10,000,000 and 1,100,000 shares to be registered in this offering (in both the Primary Offering and Secondary Offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

57

The remaining 58,467,431 shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of our common stock then outstanding, which would equal approximately 69,567,431 shares, based on the number of shares of our common stock outstanding as of September 12, 2022 (59,567,431), and assuming the 10,000,000 shares being registered in the Primary Offering are issued and sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

58

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Long Term Care Operations 360, Inc. as of and for the years ended October 31, 2021 and 2020, have been included herein in reliance on the report of Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, given on the authority of this firm as an expert in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ended October 31, 2021, and October 31, 2020, there have been no changes in or disagreements with our independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Long Term Care Operations 360, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______________, 2022

59

LONG TERM CARE OPERATIONS 360, INC.

FINANCIAL STATEMENTS

April 30, 2022 and 2021

FINANCIAL INFORMATION

Unaudited Condensed Consolidated Balance Sheets at April 30, 2022 and October 31, 2021	F-2

Unaudited Condensed Consolidated Statements of Operations – For the Three and Six Months Ended April 30, 2022 and 2021	F-3

Unaudited Condensed Consolidated Statement of Stockholders’ Equity – For the Three and Six Months Ended April 30, 2022 and 2021	F-4

Unaudited Condensed Consolidated Statements of Cash Flows – For the Six Months Ended April 30, 2022 and 2021	F-5

Notes to Unaudited Condensed Consolidated Financial Statements	F-6

F-1

LONG TERM CARE OPERATIONS 360, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 30, 2022	October 31, 2021
ASSETS
CURRENT ASSETS
Cash	$338,039	$128,385
Accounts receivable, net of allowance for doubtful accounts	55,000	117,609
Total Current Assets	393,039	245,994

Security deposit	6,345	3,000
Like-kind exchange deposit	-	513,327
Notes receivable	165,000	165,000
Property, plant and equipment, net of accumulated depreciation	3,582,362	2,277,652
Operating lease right-of-use assets, net	37,212	385,868
TOTAL ASSETS	$4,183,958	$3,590,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$69,455	$175,117
Advance payable - related entity	844,784	126,625
Operating lease liabilities - current portion	10,648	163,028
Loans payable - current portion	-	51,504
Mortgage payable	-	1,400,000
Mortgage payable - related party	-	601,587
Total Current Liabilities	924,887	2,517,861

Tenant security deposits	3,605	3,605
Operating lease liabilities - net of current portion	26,564	222,840
Loans payable - net of current portion	2,127,507	395,669
TOTAL LIABILITIES	3,082,563	3,139,975

STOCKHOLDERS’ EQUITY
Common stock; $0.0001 par value, 200,000,000 shares authorized; 59,567,431 shares issued and outstanding	5,957	5,957
Additional paid-in capital	473,954	473,954
Retained earnings (deficit)	621,484	(29,045)
Total Stockholders’ Equity	1,101,395	450,866
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,183,958	$3,590,841

See accompanying notes to unaudited condensed consolidated financial statements

F-2

LONG TERM CARE OPERATIONS 360, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	April 30, 2022	April 30, 2021	April 30, 2022	April 30, 2021
REVENUES
Capitation services income	$670,909	$690,461	$1,270,504	$1,393,794
Product sales income	9,000	15,722	12,000	20,722
Rental income	8,000	-	8,000	-
TOTAL REVENUES	687,909	706,183	1,290,504	1,414,516

COST OF SERVICES	259,804	423,472	554,756	777,705
GROSS PROFIT	428,105	282,711	735,748	636,811

OPERATING EXPENSES
Sales and marketing expenses	680	15,283	3,005	32,525
Depreciation expense	23,719	30,063	48,238	59,412
General and administrative expenses	378,827	345,204	691,821	630,388
Total Operating Expenses	(403,226)	(390,550)	(743,064)	(722,325)
OPERATING INCOME (LOSS)	24,879	(107,839)	(7,316)	(85,514)

Other Income (Expense)
Other income	82	7,791	82	7,842
Interest income	-	30	-	87
Gain on sale of property and equipment	-	-	708,468	-
Gain on PPP loan forgiveness	-	173,379	-	189,544
Interest expense	(5,327)	(20,427)	(27,661)	(32,921)
Total Other Income (Expense)	(5,245)	160,773	680,889	164,552

NET INCOME BEFORE INCOME TAXES	19,634	52,934	673,573	79,038
Provision for Income Taxes	-	-	23,044	-
NET INCOME	$19,634	$52,934	$650,529	$79,038

BASIC AND DILUTED EARNINGS PER SHARE	$0.00	$0.00	$0.01	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	59,567,431	59,567,431	59,567,431	52,625,995

See accompanying notes to unaudited condensed consolidated financial statements

F-3

LONG TERM CARE OPERATIONS 360, INC

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

THREE AND SIX MONTHS ENDED APRIL 30, 2022 AND 2021

(Unaudited)

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings (Deficit)	Equity
Balance, October 31, 2021	59,567,431	$5,957	$473,954	$(29,045)	$450,866
Net income for the period	-	-	-	630,895	630,895
Balance, January 31, 2022	59,567,431	5,957	473,954	601,850	1,081,761
Net income for the period	-	-	-	19,634	19,634
Balance, April 30, 2022	59,567,431	$5,957	$473,954	$621,484	$1,101,395

			Additional		Total
	Common Stock		Paid-In	Deficit	Stockholders’
	Shares	Amount	Capital	Accumulated	Equity
Balance, October 31, 2020	59,567,431	$5,957	$473,954	$(431,444)	$48,467
Net income for the period	-	-	-	26,104	26,104
Balance, January 31, 2021	59,567,431	5,957	473,954	(405,340)	74,571
Net income for the period	-	-	-	52,934	52,934
Balance, April 30, 2021	59,567,431	$5,957	$473,954	$(352,406)	$127,505

See accompanying notes to unaudited condensed consolidated financial statements

F-4

LONG TERM CARE OPERATIONS 360, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	April 30, 2022	April 30, 2021
OPERATING ACTIVITIES
Net income	$650,529	$79,038
Adjustments to reconcile net income to net cash used in operating activities:
Gain on forgiveness of PPP loan	-	(189,544)
Gain on sale of property and equipment	(708,468)	-
Depreciation	48,238	59,412
Changes in operating assets and liabilities
Trade receivables	62,609	(88,479)
Security deposits	(3,345)	-
Accounts payable and accrued liabilities	(105,662)	14,887
Net Cash Used in Operating Activities	(56,099)	(124,686)

INVESTING ACTIVITIES
Purchase of property and equipment	(97,837)	-
Proceeds from sale of property and equipment	1,670,900	-
Net Cash Provided by Investing Activities	1,573,063	-

FINANCING ACTIVITIES
Repayment of loans payable	(23,882)	(23,093)
Repayment of mortgage payable	(2,001,587)	(6,291)
Proceeds from notes payable	-	58,926
Proceeds from related entity advance	718,159	35,492
Net Cash Provided by (Used in) Financing Activities	(1,307,310)	65,034
NET INCREASE IN CASH	209,654	(59,652)
CASH AT BEGINNING OF PERIOD	128,385	179,028

CASH AT END OF PERIOD	$338,039	$119,376

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$81,717	$32,921
Income taxes	$23,044	$-

NON-CASH DISCLOSURES OF CASH FLOW INFORMATION:
Loan payable taken to acquire property	$-	$67,117
Shares issued in share exchanges for subsidiaries	$-	$5,235

See accompanying notes to unaudited condensed consolidated financial statements

F-5

LONG TERM CARE OPERATIONS 360, INC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Six Months Ended April 30, 2022 and 2021

Note 1 – Organization and Operations

Long Term Care Operations 360, Inc. (the “Company”) changed its name from China Crawfish, Ltd. on November 12, 2020. The Company was incorporated on September 15, 2014 under the laws of the State of Nevada.

On September 21, 2020, a majority of the Company’s outstanding common stock was acquired by the officers and directors of Prudent Senior Services of America, Inc (“PSS”), and the officers and directors of PSS were appointed as the officers and directors of the Company, effecting a change of control of the Company. On November 24, 2020, the Company acquired all of the assets of PSS, including all of its wholly owned subsidiaries, pursuant to a purchase agreement. The Company is continuing the operations of PSS and its subsidiaries in the adult day health arena.

Since the change of control transactions on September 21, 2020, resulted in the Company and PSS being entities under common control, these transactions were treated as an acquisition of Companies under common control, and periods subsequent to September 21, 2020, reflect the retroactive consolidation of the Company and PSS. Since the acquisition of PSS on November 24, 2020, resulted in the pre-acquisition shareholders of PSS receiving a controlling acquisition of the Company in connection with the acquisition, this acquisition has been treated as a reverse acquisition occurring on September 21, 2021 (the earliest date of common control), and periods prior to September 21, 2020, reflect the historical results of PSS as the accounting acquirer in a reverse acquisition. All stock has been represented as if the merger had taken place at the earliest reported financial statements.

PSS was incorporated under the laws of the State of Georgia on December 13, 2019. The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries, Prudent Senior Services of Georgia, Inc, Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC, which were acquired by PSS in 2019 and 2020, and the term “Company” hereafter refers collectively to Long Term Care Operations 360, Inc., PSS and PSS’s subsidiaries.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements and should be read in conjunction with our audited financial statements for the year ended October 31, 2021.

The consolidated financial statements include the accounts of Long Term Care Operations 360, Inc. and its wholly-owned subsidiaries, Prudent Senior Services of America, Inc., Prudent Senior Services of Georgia, Inc., Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC. All intercompany accounts and transactions have been eliminated in consolidation.

F-6

The Company does not have any components of comprehensive income and, as of April 30, 2022 and 2021, comprehensive income is equal to net income reported in the statements of operations.

Fiscal Year-End

The Company elected October 31st as its fiscal year ending date.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurement,” to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, receivables and accrued liabilities approximate their fair values because of the short maturity of these instruments.

F-7

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Long-lived Assets

Long-lived assets are evaluated for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded equal to the difference. No impairment charges were recorded in the six months ended April 30, 2022 or 2021.

Property, Plant and Equipment

We record property, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

Related Parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions. See Note 8 for a description of such transactions.

Commitment and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-8

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. As of January 31, 2022 and 2021, the Company does not have any commitments or contingencies.

On February 1, 2021, the Company entered into employment agreements with Mr. Shah and Mrs. Yin for their employment as executive officers of the Company. Pursuant to both of those employment agreements, the Company agreed to compensate each of them in the amount $12,500 a month.

Revenue Recognition

In accordance with ASC 606-10, revenue is measured based on a consideration expected to receive, as specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company’s Adult Day Health (ADH) operating unit provides comprehensive health care services to participants on the basis of fixed or capitated fees per participant that are paid monthly by Medicaid and private pay sources. Medicaid capitation revenues are based on per-member, per-month capitation rates under the ADH program. Capitation payments are recognized as revenue in the period in which they relate.

Capitation revenues may be subject to adjustment as a result of examination by government agencies or contractors. The audit process and the resolution of significant related matters often are not finalized until several years after the services are rendered. Any adjustments resulting from these examinations are recorded in the period the Company is notified of them.

At times, the Company accepts participants into the program pending final authorization from Medicaid. If Medicaid coverage is later denied and there are no alternative resources available to pay for services, the participant is disenrolled. Any costs incurred on behalf of these participants were nominal in the six months ended April 30, 2022 and 2021.

Laws and regulations governing the Medicare program are complex and subject to change, as well as government review. Failure to comply with these laws can expose the entity to significant regulatory action, including fines, penalties, and exclusion from the Medicaid programs.

Advertising Costs

The Company’s purchased services and contracts expenses include media advertising. These advertising and marketing activities are expensed as incurred. Total advertising expenses were $3,005 and $32,525 for the six months ended April 30, 2022 and 2021, respectively.

Leases

Effective November 1, 2018, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term. If a Company lease does not provide an implicit rate, the Company develops an estimated incremental borrowing rate at the commencement date based on the estimated rate at which it would borrow, in the current economic environment, an amount equal to the lease payments over a similar term on a collateralized basis which is used to determine the present value of lease payments. The Company had no finance leases at April 30, 2022 and October 31, 2021.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under ASC 740-10-30. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

F-9

The Company adopted ASC 740-10-25 (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to ASC 260-10-45, specifically paragraphs 260-10-45-10 through 260-10-45-16.  Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants. Potentially dilutive securities are not included in the EPS computation if anti-dilutive.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the three and six-month periods ended April 30, 2022 or 2021.

Coronavirus Pandemic (“COVID-19”)

In March 2020, the World Health Organization declared COVID-19 a pandemic. The global spread of COVID-19 has created significant volatility, uncertainty, and economic disruption. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including the Company and its employees, are taking additional steps to avoid or reduce infection, including limiting travel and working from home. These measures are disrupting normal business operations both in and outside of affected areas and have had significant negative impacts on businesses and financial markets worldwide. We will continue to closely monitor the impact of COVID-19 on all aspects of our business, including the impacts to our employees, participants and suppliers; however, at this time, we are unable to estimate the ultimate impact the pandemic will have on our consolidated financial condition, results of operations or cash flows.

F-10

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company has negative working capital and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is generating revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering and repay the advance from a related entity. While the Company believes in the viability of its operations and generation of sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Accounts Receivable

The Company provides adult day-care services to participants on the basis of capitated or fixed fees per participant that are paid monthly by Medicaid and private pay sources. The Company records accounts receivable at net realizable value, which includes an allowance for estimated uncollectible accounts. The allowance for uncollectible accounts reflects the Company’s best estimate of probable losses considering eligibility, historical experience, and existing economic conditions. Accounts are written off as bad debts when they are deemed uncollectible based upon individual credit evaluations and specific circumstances underlying the accounts.

The table below details the accounts receivable and allowance for doubtful accounts for the six months ended April 30, 2022 and the fiscal year ended October 31, 2021:

	April 30, 2022	October 31, 2021
Accounts Receivable	$55,000	$117,609
Allowance for Doubtful Accounts	-	-
	$55,000	$117,609

F-11

Note 5 – Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives.

Property and equipment were comprised of the following as of April 30, 2022 and October 31, 2021:

	April 30, 2022	October 31, 2021
Buildings	$3,334,558	$2,022,568
Building Improvements	65,519	33,398
Vehicles	486,380	486,380
	3,886,457	2,542,346
Less Accumulated Depreciation	(304,095)	(264,694)
Total Property, Plant and Equipment	$3,582,362	$2,277,652

On September 17, 2021, the Company purchased an office building for $2,022,568. The Company financed this purchase with a promissory note for $1,400,000 and a promissory note for $601,587 and the remaining $20,981 was paid in cash. This building is 32,000 square feet. On November 18, 2021, the Company sold 6,000 square feet of this building for $750,000. The Company paid $700,000 toward the mortgage payable on this building and recognized a gain on the sale of $326,071. Also in November 2021, the Company paid off the remaining balance of the mortgage payable with accrued interest of $760,000. On December 16, 2021, the Company sold an additional 9,000 square feet of this building for $1,050,000. The Company paid off the mortgage payable and accrued interest for $615,321 with a related entity and recognized a gain on the sale of $396,750.

In March 2022, the Company purchased an office building for $2,260,069. The Company received a Small Business Administration loan in the amount of $1,704,217 to acquire the building. The Like-Kind Exchange Deposit of $513,327 that the Company had in escrow was used to provide the funds required by the Company.

Depreciation of $48,238 and $59,412 was recorded during the six months ended April 30, 2022 and 2021, respectively. Land is not depreciated, and construction in progress is not depreciated until ready for service. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred.

When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheets, and the resulting gain or loss, if any, is reflected in the consolidated statements of operations.

Note 6 – Operating Leases

In October 2018, the Company entered a 48-month office lease that commenced on October 1, 2018. The monthly lease amount is $1,500 per month for 2018 and 2019, $2,000 per month for 2020, $2,500 per month for 2021 and $3,000 per month for 2022. The lease provides for approximately 2,000 square feet of office space. This office space serves as the offices of one of its subsidiaries., as well as the principal offices of the Company’s operating subsidiaries. The Company believes this space is more than it will need in the future as it anticipates a majority of its workforce will continue working remotely even after workplace and social distancing restrictions are lifted.

In December 2020, the Company entered a 48-month vehicle lease that commenced on December 15, 2020. The lease provides for a vehicle with monthly payments of $864. The Company does not plan to purchase the vehicle at the end of the lease.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

F-12

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Six Months Ended
	April 30, 2022	April 30, 2021
Lease Cost
Operating lease cost (included in general and administrative in the Company’s consolidated statement of operations)	$24,060	$108,443

Other Information
Cash paid for amounts included in the measurement of lease liabilities	$24,060	$108,443
Weighted average remaining lease term – operating leases (in years)	1.81 years	1.71 years
Average discount rate – operating leases	5.00%	5.00%

The supplemental balance sheet information related to leases for the period is as follows:

	April 30, 2022	October 31, 2021
Operating leases
Long-term right-of-use assets	$37,212	$385,868

Short-term operating lease liabilities	$10,648	$163,028
Long-term operating lease liabilities	26,564	222,840
Total operating lease liabilities	$37,212	$385,868

Maturities of the Company’s undiscounted lease liabilities are as follows:

Year Ending	Operating Leases
2022	$20,185
2023	10,370
2024	10,370
2025	863
Total lease payments	41,788
Less: Imputed interest/present value discount	(4,576)
Present value of lease liabilities	$37,212

Lease expenses were $24,060 and $108,443 for the six months ended April 30, 2022 and 2021, respectively.

Note 7 – Long-Term Debt

Long-term debt consisted of the following as of April 30, 2022 and October 31, 2021:

Description	April 30, 2022	October 31, 2021
Secured Term Loans	$423,290	$447,173
Mortgage Loans	1,704,217	2,001,587
Total Debt	2,127,507	2,448,760
Less Current Portion	-	2,053,091
Long-Term Debt	$2,127,507	$395,669

F-13

On September 17, 2021, the Company issued two secured Promissory Notes to Lenders in the principal amount of $1,400,000 and $601,587 (the “Notes”) for short-term financing to acquire property. Both notes matured on November 17, 2021 and bear interest of 25.6% and 20.00% per annum, respectively. On November 18, 2021, the Company sold 6,000 square feet of this building for $750,000. The Company paid $700,000 toward the mortgage payable on this building. Also in November 2021, the Company paid off the remaining balance of the mortgage payable with accrued interest of $760,000. On December 16, 2021, the Company sold an additional 9,000 square feet of this building for $1,050,000. The Company paid off the mortgage payable and accrued interest for $615,321 with a related entity.

In March 2022, the Company purchased an office building for $2,260,069. The Company received Small Business Administration loans in the amount of $1,704,217 to acquire the building. The Like-Kind Exchange Deposit of $513,327 that the Company had in escrow was used to provide the funds required by the Company.

Note 8 – Related Party Transactions

From time to time, a related entity advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During the six months ended April 30, 2022 and 2021, respectively, a related not-for-profit entity advanced the Company $718,159 and $35,492. Advances payable to related parties totaled $844,784 and $126,625 at April 30, 2022 and October 31, 2021, respectively.

Note 9 – Stockholder’s Equity

Shares Authorized

The Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.0001 per share.

Common Stock

As of April 30, 2022 and October 31, 2021, the Company had a total of 59,567,431 shares of common stock outstanding.

Note 10 – Subsequent Events

Management has evaluated subsequent events, in accordance with ASC 855, “Subsequent Events,” through the date these consolidated financial statements were issued and noted no material subsequent events requiring disclosure.

F-14

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

FINANCIAL STATEMENTS

October 31, 2021 and 2020

FINANCIAL INFORMATION

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Long Term Care Operations360, Inc. (formerly China Crawfish, Ltd.)

Chamblee, GA

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Long Term Care Operations 360 Inc. (formerly China Crawfish, Ltd.) (the Company) as of October 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has negative working capital and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Considerations” above, the Company has negative working capital and has not yet achieved profitable operations. The Company has contractual obligations, such as commitments for repayments of accounts payable, accrued liabilities, loans payable, notes payable, and related party loans (collectively “obligations”). Currently, management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, implementation of planned business operations, obtaining additional debt financing, and issuance of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to implement its planned business operations or access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through debt financing.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to manage expenditures, its ability to access funding from the capital market, its ability to obtain debt financing, and the successful implementation of its planned business operations. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others: (i) evaluating the probability that the Company will be able to access funding from the capital market; (ii) evaluating the probability that the Company will be able to manage expenditures (iii) evaluating the probability that the Company will be able to obtain debt financing, and (iv) evaluating the implementation of its planned business operations.

Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

March 14, 2022

F-16

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

CONSOLIDATED BALANCE SHEETS

	October 31,	October 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$128,385	$179,028
Accounts receivable, net of allowance for doubtful accounts	117,609	7,181
Total Current Assets	245,994	186,209

Security deposit	3,000	4,000
Like-kind exchange deposit	513,327	-
Notes receivable	165,000	-
Property, plant and equipment, net of accumulated depreciation	2,277,652	1,045,495
Operating lease right-of-use assets, net	385,868	667,038
TOTAL ASSETS	$3,590,841	$1,902,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$175,117	$29,995
Advance payable - related entity	126,625	68,814
Operating lease liabilities - current portion	163,028	169,725
Loans payable - current portion	51,504	39,546
Mortgage payable - current portion	1,400,000	12,889
Mortgage payable – related party - current portion	601,587	-
Total Current Liabilities	2,517,861	320,969

Tenant security deposits	3,605	7,100
Operating lease liabilities - net of current portion	222,840	497,313
Loans payable - net of current portion	395,669	600,246
Mortgage payable - net of current portion	-	428,647
TOTAL LIABILITIES	3,139,975	1,854,275

STOCKHOLDERS’ EQUITY
Common stock; $0.0001 par value, 200,000,000 shares authorized; 59,567,431 shares issued and outstanding	5,957	5,957
Additional Paid-in Capital	473,954	473,954
Retained Deficit	(29,045)	(431,444)
Total Stockholders’ Equity	450,866	48,467
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,590,841	$1,902,742

See accompanying notes to audited consolidated financial statements

F-17

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	October 31, 2021	October 31, 2020
REVENUES
Capitation services income	$2,605,101	$1,761,495
Product sales income	64,107	91,478
Management fee income	155,000	92,480
Rental income	3,308	-
Transportation income	-	177,072
TOTAL REVENUES	2,827,516	2,122,525

COST OF SERVICES	1,109,769	971,388
GROSS PROFIT	1,717,747	1,151,137

OPERATING EXPENSES
Sales and marketing expenses	48,120	18,787
Depreciation expense	120,093	92,771
General and administrative expenses	1,676,125	1,478,054
Total Operating Expenses	(1,844,338)	(1,589,612)
OPERATING LOSS	(126,591)	(438,475)

Other Income (Expense)
Other income	67,097	92
Interest income	261	12
Gain on sale of property and equipment	385,804	-
PPP loan forgiveness income	213,411	-
Interest expense	(137,583)	(33,387)
Total Other Income (Expense)	528,990	(33,283)

NET INCOME (LOSS) BEFORE INCOME TAXES	402,399	(471,758)
Provision for Income Taxes	-	-
NET INCOME (LOSS)	$402,399	$(471,758)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	56,125,239	9,572,622

See accompanying notes to audited consolidated financial statements

F-18

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid-In	Deficit	Stockholders’
	Shares	Amount	Capital	Accumulated	Equity
Balance, October 31, 2019	7,217,431	$706	$4,438	$40,314	$45,474
Stock issued for extinguishment of debt	160,000	16	12,445	-	12,461
Recapitalization with change of control	52,350,000	5,235	457,071	-	462,306
Net loss for the year	-	-	-	(471,758)	(471,758)
Balance, October 31, 2020	59,567,431	$5,957	$473,954	$(431,444)	$48,467
Net income for the year	-	-	-	402,399	402,399
Balance, October 31, 2021	59,567,431	$5,957	$473,954	$(29,045)	$450,866

See accompanying notes to audited consolidated financial statements

F-19

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	October 31, 2021	October 31, 2020
OPERATING ACTIVITIES
Net income (loss)	$402,399	$(471,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of Covid-19 PPP loan	(213,411)	-
Gain on sale of property and equipment	(385,804)	-
Depreciation	120,093	92,771
Net cash received in reverse merger	-	409,365
Changes in operating assets and liabilities
Trade receivables	(110,428)	4,000
Other assets	1,000	-
Accounts payable and accrued liabilities	179,520	158
Tenant deposits payable	(3,495)	-
Net Cash Provided by (Used in) Operating Activities	(10,126)	34,536

INVESTING ACTIVITIES
Purchase of property and equipment	(36,087)	-
Net Cash Used in Financing Activities	(36,087)	-

FINANCING ACTIVITIES
Repayment of loans payable	(46,325)	(4,465)
Repayment of mortgage payable	(15,916)	-
Advance from related entity	57,811	68,922
Net Cash Provided by (Used in) Financing Activities	(4,430)	64,457
NET INCREASE (DECREASE) IN CASH	(50,643)	98,993
CASH AT BEGINNING OF PERIOD	179,028	80,035

CASH AT END OF PERIOD	$128,385	$179,028

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$63,559	$33,387
Income taxes	$-	$-

NON-CASH DISCLOSURES OF CASH FLOW INFORMATION:
Loans payable taken to acquire property	$2,068,704	$-
Stock issued for extinguishment of debt	$-	$12,461
Shares issued in share exchanges for subsidiaries	$5,235	$-

See accompanying notes to audited consolidated financial statements

F-20

LONG TERM CARE OPERATIONS 360, INC.

(Formerly China Crawfish, Ltd.)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Operations

Long Term Care Operations 360, Inc. (the “Company”) changed its name from China Crawfish, Ltd. on November 12, 2020. The Company was incorporated on September 15, 2014, under the laws of the State of Nevada.

On September 21, 2020, a majority of the Company’s outstanding common stock was acquired by the officers and directors of Prudent Senior Services of America, Inc (“PSS”), and the officers and directors of PSS were appointed as the officers and directors of the Company, effecting a change of control of the Company. On November 24, 2020, the Company acquired all of the assets of PSS, including all of its wholly owned subsidiaries, pursuant to a purchase agreement. The Company is continuing the operations of PSS and its subsidiaries in the adult day health arena.

Since the change of control transactions on September 21, 2020, resulted in the Company and PSS being entities under common control, these transactions were treated as an acquisition of Companies under common control, and periods subsequent to September 21, 2020, reflect the retroactive consolidation of the Company and PSS. Since the acquisition of PSS on November 24, 2020, resulted in the pre-acquisition shareholders of PSS receiving a controlling interest of the Company in connection with the acquisition, this acquisition has been treated as a reverse acquisition occurring on September 21, 2020 (the earliest date of common control), and periods prior to September 21, 2020, reflect the historical results of PSS as the accounting acquirer in a reverse acquisition. All stock has been represented as if the merger had taken place at the earliest reported financial statements.

PSS was incorporated under the laws of the State of Georgia on December 13, 2019. The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries, Prudent Senior Services of Georgia, Inc, Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC, which were acquired by PSS in 2019 and 2020, and the term “Company” hereafter refers collectively to Long Term Care Operations 360, Inc., PSS and PSS’s subsidiaries.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). The consolidated financial statements include the accounts of Long Term Care Operations 360, Inc. and its wholly-owned subsidiaries, Prudent Senior Services of America, Inc., Prudent Senior Services of Georgia, Inc., Golden Sun, Inc., Nemicare, Inc., Golden Sun NEMT, LLC and AHSTY NEMT LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The Company does not have any components of comprehensive income (loss) and, during the years ended October 31, 2021 and 2020, comprehensive income (loss) is equal to net income (loss) reported in the statements of operations.

Fiscal Year-End

The Company elected October 31st as its fiscal year ending date.

F-21

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurement” to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accrued liabilities and notes payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-22

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Long-lived Assets

Long-lived assets are evaluated for impairment in accordance with ASC 360, “Property, Plant, and Equipment”, whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded equal to the difference. No impairment charges were recorded in the fiscal years ended October 31, 2021 or 2020.

Properties, Plant and Equipment

We record properties, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. See Note 10 for a description of such transactions.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. As of October 31, 2021 and 2020, the Company does not have any commitments or contingencies.

F-23

Revenue Recognition

The Company follows ASC 606-10, Revenue from Contracts with Customers, whereby revenue is measured based on a consideration expected to be received, as specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. The Company recognizes revenue from the sale of products and services following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company recognizes revenue when it satisfies its obligation by transferring control of the good or service to the customer. A performance obligation is satisfied over time if one of the following criteria are met:

a.	the customer simultaneously receives and consumes the benefits as the entity performs;
b.	the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or
c.	the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

The Company’s Adult Day Health (ADH) operating unit provides comprehensive health care services to participants on the basis of fixed or capitated fees per participant that are paid monthly by Medicaid and private pay sources. Two of the Company’s operating units provide skilled and unskilled nursing services and transportation services in connection with adult care and senior needs. Another of the Company’s operating units holds and sells a software platform to senior care services providers, Medicaid capitation revenues, which include the nursing and transportation services, are based on per-member, per-month capitation rates under the ADH program. Capitation payments are recognized as revenue in the period in which they relate. Product and management fees are recognized during the periods that services are provided.

Capitation revenues may be subject to adjustment as a result of examination by government agencies or contractors. The audit process and the resolution of significant related matters often are not finalized until several years after the services are rendered. Any adjustments resulting from these examinations are recorded in the period the Company is notified of them.

At times, the Company accepts participants into the program pending final authorization from Medicaid. If Medicaid coverage is later denied and there are no alternative resources available to pay for services, the participant is disenrolled. Any costs incurred on behalf of these participants were nominal in the fiscal years ended October 31, 2021 and 2020.

Laws and regulations governing the Medicaid program are complex and subject to change, as well as government review. Failure to comply with these laws can expose the entity to significant regulatory action, including fines, penalties, and exclusion from the Medicaid programs.

Capitation services, management fee revenues and transportation services are recorded as revenues once the participants have benefited from the services and services have been performed and completed. Product sales are monthly subscriptions and are recorded as revenue on a monthly basis when used by the customer. Rent is recorded as revenue on a monthly basis based on lease agreements.

In 2021, the Company received a one-time grant from the Small Business Administration related to the Covid-19 Cares Act in the amount of $58,926. The Company recorded this grant in other income.

Advertising Costs

The Company’s purchased services and contracts expenses include media advertising. These advertising and marketing activities are expensed as incurred. Total advertising expenses were $48,120 and $18,787 for the fiscal years ended October 31, 2021 and 2020, respectively.

F-24

Leases

The Company follows ASC 842, “Leases”, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The adoption of ASC 842 on November 1, 2018 resulted in the recognition of operating lease right-of-use assets of $92,623, lease liabilities for operating leases of $92,623, and a zero cumulative-effect adjustment to accumulated deficit. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term. If a Company lease does not provide an implicit rate, the Company develops an estimated incremental borrowing rate at the commencement date based on the estimated rate at which it would borrow, in the current economic environment, an amount equal to the lease payments over a similar term on a collateralized basis which is used to determine the present value of lease payments. The Company had no finance leases at October 31, 2021 and 2020.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under ASC 740, “Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”), which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to ASC 260, “Earnings per Share”, whereby basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through, for example, convertible debt or preferred stock, contingent share issuance arrangements, stock options or warrants.

Diluted earnings per share is not presented when anti-dilutive. There were no potentially dilutive common shares outstanding that could have a dilutive effect to the earnings per share for the years ended October 31, 2021 and 2020.

F-25

Coronavirus Pandemic (“COVID-19”)

In March 2020, the World Health Organization declared COVID-19 a pandemic. The global spread of COVID-19 has created significant volatility, uncertainty, and economic disruption. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including the Company and its employees, are taking additional steps to avoid or reduce infection, including limiting travel and working from home. These measures are disrupting normal business operations both in and outside of affected areas and have had significant negative impacts on businesses and financial markets worldwide. We will continue to closely monitor the impact of COVID-19 on all aspects of our business, including the impacts to our employees, participants and suppliers; however, at this time, we are unable to estimate the ultimate impact the pandemic will have on our consolidated financial condition, results of operations or cash flows.

On March 27, 2020, the bipartisan Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into legislation. The CARES Act provides for $100 billion to healthcare providers, including hospitals on the front lines of the COVID-19 pandemic.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had a negative working capital at October 31, 2021 and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is not generating sufficient revenue and the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its operations and generation of sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-26

Note 4 – Accounts Receivable

The Company provides adult day-care services to participants on the basis of capitated or fixed fees per participant that are paid monthly by Medicaid and private pay sources. The Company records accounts receivable at net realizable value, which includes an allowance for estimated uncollectible accounts. The allowance for uncollectible accounts reflects the Company’s best estimate of probable losses considering eligibility, historical experience, and existing economic conditions. Accounts are written off as bad debts when they are deemed uncollectible based upon individual credit evaluations and specific circumstances underlying the accounts.

The table below details the accounts receivable and allowance for doubtful accounts for the years ended October 31, 2021 and 2020:

	October 31, 2021	October 31, 2020
Accounts Receivable	$117,609	$7,181
Allowance for Doubtful Accounts	-	-
	$117,609	$7,181

The Company wrote-off bad debts of $0 and $0 in the years ending October 31, 2021 and 2020, respectively.

Note 5 – Like-Kind Exchange Deposit

On October 4, 2021, the Company sold a building that it owned. In order to minimize the capital gains tax on this sale, the Company had the net cash received of $513,327 deposited directly into a like-kind exchange escrow account to be used to purchase another building. This deposit was still held in this escrow account at the year ended October 31, 2021 (see Note 7).

Note 6 – Notes Receivable

On October 4, 2021, the Company sold a building to a non-related entity. As part of this transaction, the Company entered into a promissory note for $165,000 that has a second lien position on the building (see Note 7).

Note 7 – Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives.

Property and equipment were comprised of the following as of October 31, 2021 and 2020:

	October 31, 2021	October 31, 2020
Buildings	$2,022,568	$776,938
Building Improvements	33,398	18,292
Vehicles	486,380	419,263
	2,542,346	1,214,493
Less Accumulated Depreciation	(264,694)	(168,998)
Total Property, Plant and Equipment	$2,277,652	$1,045,495

F-27

Depreciation of $120,093 and $92,771 was recorded during the fiscal years ended October 31, 2021 and 2020, respectively. Land is not depreciated, and construction in progress is not depreciated until ready for service. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred.

When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheets, and the resulting gain or loss, if any, is reflected in the consolidated statements of operations.

On September 17, 2021, the Company purchased an office building for $2,022,568. The Company financed this purchase with a promissory note for $1,400,000 and a promissory note for $601,587 and the remaining $20,981 was paid in cash.

On October 4, 2021, the Company sold a building for $1,250,000. The Company’s historical cost of this building was $776,939 with accumulated depreciation of $24,397. The Company deposited the cash received of $513,327 into a like-kind exchange escrow account and entered into a promissory note for $165,000 with a second lien position on the building with the purchaser. The Company recognized a gain of $385,804 on the sale of this building.

Note 8 – Operating Leases

In October 2018, the Company entered a 48-month office lease that commenced on October 1, 2018. The lease provides for approximately 2,000 square feet of office space that serves as the offices of one of its subsidiaries., as well as the principal offices of the Company’s operating subsidiaries. The Company believes this space is more than it will need in the future as it anticipates a majority of its workforce will continue working remotely even after workplace and social distancing restrictions are lifted.

In January 2020, the Company entered a 51-month office lease that commenced on January 1, 2020. The lease provided for approximately 13,000 square feet of office space that served as a day center, as well as the principal offices of the Company and its operating subsidiaries. The Company believes this space is more than it will need in the near future, and as such this lease was terminated effective November 1, 2021.

In January 2020, the Company entered a 60-month lease that commenced on January 1, 2020. The lease provided for approximately 8,000 square feet of space that was to serve as a day center as the Company expands it services to new areas. The Company initially believed this space would be adequate for a day center when it is available to be opened after workplace and social distancing restrictions are lifted. In April 2021, this lease was revisited by the Company and the Lessor and the lease was terminated. The Company accounted for this lease termination by removing the lease liability of $169,471 and the corresponding lease right-to-use asset of $169,471.

In December 2020, the Company entered a 48-month vehicle lease that commenced on December 15, 2020. The lease provides for a vehicle with monthly payments of $864. The Company does not plan to purchase the vehicle at the end of the lease.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

F-28

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Years Ended
	October 31, 2021	October 31, 2020
Lease Cost
Operating lease cost (included in general and administrative in the Company’s consolidated statement of operations)	$151,968	$87,119

Other Information
Cash paid for amounts included in the measurement of lease liabilities	$151,968	$87,119
Weighted average remaining lease term – operating leases (in years)	2.35 years	2.59 years
Average discount rate – operating leases	5.00%	5.00%

The supplemental balance sheet information related to leases for the period is as follows:

	October 31, 2021	October 31, 2020
Operating leases
Long-term right-of-use assets	$385,868	$667,038

Short-term operating lease liabilities	$163,028	$169,725
Long-term operating lease liabilities	222,840	497,313
Total operating lease liabilities	$385,868	$667,038

Maturities of the Company’s undiscounted lease liabilities are as follows:

Year Ending	Operating Leases
2022	$178,977
2023	164,808
2024	77,576
2025	864
2026	-
Total lease payments	422,225
Less: Imputed interest/present value discount	(36,357)
Present value of lease liabilities	$385,868

Lease expenses were $151,968 and $87,119 during the years ended October 31, 2021 and 2020, respectively.

Note 9 – Debt

Debt consisted of the following as of October 31, 2021 and 2020:

Description	2021	2020
Secured Term Loans	$447,173	$639,792
Mortgage Loans	1,400,000	441,536
Mortgage Loans – related party	601,587	-
Total Debt	2,448,760	1,081,328
Less Current Portion	2,053,091	52,435
Long-Term Debt	$395,669	$1,028,893

F-29

On December 17, 2020, the Company entered into a new loan in the amount of $67,117 for the purchase of a vehicle. The loan has an interest rate of 5.24% and a term of 84 months. The monthly payment is $956.

During the year ended October 31, 2021, the Company received notices from the Small Business Administration that the Notes under the Paycheck Protection Program of the Covid-19 Cares Act have been forgiven in the amount of $213,411, which has been recorded as other income in the statements of operations.

On September 17, 2021, the Company issued two secured Promissory Notes to Lenders in the principal amount of $1,400,000 and $601,587 (the “Notes”) for short-term financing to acquire property. Both notes mature on November 17, 2021 and bear interest of 25.6% and 20.00% per annum, respectively. Subsequent to October 31, 2021, both of these notes have been paid in full with the applicable accrued interest (see Note 14).

As of October 31, 2021 and 2020, total accrued interest on notes and mortgages payable totaled $74,025 and $4,527, respectively.

During the fiscal years ended October 31, 2021 and 2020, the Company made payments on secured term loans of $46,325 and $4,465, respectively, and payments on mortgage loans of $15,916 and $0, respectively.

Aggregate maturities of the total debt outstanding at October 31, 2021, were as follows:

Year	Amount
2022	$2,053,091
2023	54,876
2024	39,267
2025	15,890
2026	10,505
Thereafter	275,131
Total	$2,448,760

Note 10 – Related Party Transactions

From time to time, a related entity advances funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand.

On September 17, 2021, the Company borrowed $601,587 from a related entity to fund a portion of a building purchase. These funds were paid back subsequent to year end.

During 2021 and 2020, respectively, a related not-for-profit entity advanced the Company $57,811 and $68,922. As of October 31, 2021 and 2020 the advance payable – related party balance was $126,625 and $68,814, respectively.

Note 11 – Stockholder’s Equity

Shares Authorized

The Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.0001 per share.

Common Stock

On September 3, 2020, the Company issued the former custodian and director, Barbara Bauman, 160,000 shares of common stock for settlement of advances to the Company totaling $12,461.

On November 12, 2020, the Company enacted a 25-to-1 reverse stock split of its shares of common stock. The split has been retroactively applied to all periods presented, and all stock references within these consolidated financial statements are post-split.

F-30

On November 24, 2020, the Company issued 52,350,000 shares of common stock for the acquisition of all of Prudent Senior Services of America, Inc’s (“PSSA”) net assets, including each of its operational wholly-owned subsidiaries. The Company recognized an increase to the common stock account of $5,235 and a decrease to the additional paid-in capital account of $5,235 as part of this acquisition. This acquisition was treated as a reverse acquisition of a company under common control. PSSA was the accounting survivor, and all operations of it and its subsidiaries were merged into the Company and represent the historical consolidated financial statements presented herein. Since these acquisitions were under common control of the majority shareholders, they are considered issued and outstanding since the entities came under common control on September 21, 2020.

As of October 31, 2021 and 2020, the Company had a total of 59,567,431 shares of common stock outstanding.

Note 12 – Earnings per share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding during the period, plus the dilutive effect of any potentially dilutive securities outstanding during the periods presented..

As of October 31, 2021 and 2020, there were zero common share equivalents, excluded from the calculation of diluted EPS.

The following table sets forth the computation of basic and diluted net loss per common unit for the years ended October 31, 2021 and 2020:

	2021	2020
Net Income (Loss)	$402,399	$(471,758)
Weighted Average Common Share Outstanding (Basic)	56,125,239	9,572,622
Earnings Per Share - Basic	$0.01	$(0.05)

Dilutive Shares	-	-
Weighted Average Common Share Outstanding (Diluted)	56,125,239	9,572,622
Earnings Per Share - Diluted	$0.01	$(0.05)

Note 13 – Income taxes

The Company’s effective income tax rate for fiscal 2021 and fiscal 2020 are 27%, and 27%, respectively. Actual income tax expense differs from the amount computed by applying the applicable U.S. federal statutory corporate income tax rate of 21% in fiscal 2021 and 2020. The significant differences between the effective rate and statutory rate is due to state taxes, nondeductible items, and prior-year true-ups.

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

Tax Reconciliations	October 31, 2021	October 31, 2020
Tax at Statutory Rate	$108,648	$(127,375)
Meals and Entertainment	2,830	1,912
Depreciation	32,425	25,048
Change in Valuation of Allowance	(143,903)	100,415
Tax Provision	$-	$-

F-31

The significant components of deferred tax assets and liabilities were as follows for the fiscal years ended October 31, 2021 and 2020:

Deferred Tax Assets	October 31, 2021	October 31, 2020
(21% Federal, 6% Average Corporate Rate)
Net Operating Loss Carry-forwards	$16,669	$151,351
Depreciation	(40,530)	(31,310)
Valuation Allowance	23,861	(120,041)
Deferred Tax Assets	$-	$-

As of October 31, 2021, the Company had net operating loss carry-forward for U.S. federal income tax purposes of approximately $0.

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carry-forwards before they will expire through the year 2041.

The Company is subject to income tax in the U.S. federal jurisdiction. The Company has not been audited by the U.S. Internal Revenue Service in connection with income taxes. The Company’s tax years beginning with the year ended October 31, 2017 through October 31, 2021 generally remain open to examination by the Internal Revenue Service until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired.

Note 14 – Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date these consolidated financial statements were issued and noted no material subsequent events other than disclosed herein.

On November 18, 2021, the Company sold property in the amount of $750,000. On December 16, 2021, the Company sold property in the amount of $1,050,000. The received funds were used to pay off the short-term mortgages payable of $1,400.000 and $601,587 borrowed to acquire the property. The additional funds needed to pay the mortgage notes in full was advanced from a related entity.

F-32

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$1,181.00
Transfer/Edgar Agent Fees	5,000.00
Accounting Fees and Expenses	15,000.00
Legal Fees	15,000.00
Total	$36,181.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our articles of incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

On September 3, 2020, the Company issued the former custodian and director, Barbara Bauman, 4,000,000 shares of common stock for settlement of advances to the Company totaling $12,461. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On November 24, 2020, the Company issued 52,350,000 shares of common stock to the twelve shareholders of Prudent Senior Services of America, Inc, a Georgia corporation (“PSSA”), in consideration of the Company’s purchase of all assets and operational subsidiaries of PSSA from PSSA. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

60

ITEM 16. EXHIBITS

Exhibit	Description
3.1 *	Articles of Incorporation
3.2 *	Certificate of Amendment to Articles of Incorporation (changing name to China Crawfish, Ltd.)
3.3 *	Certificate of Amendment to Articles of Incorporation (changing name to Long Term Care Operations 360, Inc.)
3.4 *	Bylaws
5.1 *	Opinion Regarding Legality
10.1 *	Purchase Agreement by and between the Company and Prudent Senior Services of America, Inc, dated November 24, 2020
10.2 *	Employment Agreement by and between the Company and Sameer Shah, dated February 1, 2021
10.3 *	Employment Agreement by and between the Company and Wooiyi Yin, dated February 1, 2021
10.4 *	Rental Agreement by and between Circle of Love, Inc. and Prudent Senior Services of Georgia, dated January 1, 2020
10.5 *	Rental Agreement by and between Larry Bentley and Golden Sun Health, dated October 1, 2018
10.6 *	Lease Agreement by and between St. John Baptist “The Mighty Fortress”, Inc., and Prudent Senior Services of Georgia, dated January 15, 2021
10.7**	Form of Subscription Agreement for Primary Offering
23.1	Consent from Independent Registered Public Accounting Firm
23.2 *	Consent from Legal Counsel (included in Exhibit 5.1)
107**	Filing Fee Table

* Incorporated by reference to the Company’s registration statement on Form S-1 filed on May 10, 2021, SEC file no. 333-255954.

** Incorporated by reference to the Company’s registration statement on Form S-1/A filed on March 14, 2022, SEC file no. 333-255954.

61

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

62

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chamblee, State of Georgia, on September 12, 2022.

Long Term Care Operations 360, Inc.

By:	/s/ Sameer Shah
Sameer Shah
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Sameer Shah	President, Principal Executive Officer, and Member of the Board of Directors	September 12, 2022
Sameer Shah

/s/ Wooiyi Yin	CFO, Principal Financial Officer,	September 12, 2022
Wooiyi Yin	Principal Accounting Officer, Member of the Board of Directors

63